Exhibit 2.1

AGREEMENT AND PLAN OF MERGER
dated as of
April 6, 2015
by and among
TESORO LOGISTICS LP
TESORO LOGISTICS GP, LLC
QEP FIELD SERVICES, LLC
TLLP MERGER SUB LLC
QEP MIDSTREAM PARTNERS, LP
and
QEP MIDSTREAM PARTNERS GP, LLC

TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS.........................................................................................................2

Section 1.1	Definitions..................................................................................................2

Section 1.2	Rules of Construction...............................................................................11
ARTICLE II MERGER..............................................................................................................11

Section 2.1	Closing of the Merger...............................................................................11
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE TLLP
PARTIES.........................................................................................................17

Section 3.1	Organization.............................................................................................17

Section 3.2	Authority and Approval...........................................................................17

Section 3.3	No Conflict; Consents..............................................................................18

Section 3.4	Capitalization; Title to Membership and Limited Partner
Interests.....................................................................................................18

Section 3.5	SEC Documents; Internal Controls..........................................................19

Section 3.6	Financial Statements; Undisclosed Liabilities..........................................20

Section 3.7	Real Property; Rights-of-Way...................................................................21

Section 3.8	Litigation; Laws and Regulations.............................................................21

Section 3.9	No Adverse Changes................................................................................22

Section 3.10	Taxes.........................................................................................................22

Section 3.11	Environmental Matters.............................................................................22

Section 3.12	Licenses; Permits......................................................................................22

Section 3.13	Contracts...................................................................................................23

Section 3.14	Employees and Employee Benefits..........................................................23

Section 3.15	Transactions with Affiliates......................................................................25

Section 3.16	Insurance...................................................................................................25

Section 3.17	Brokerage Arrangements..........................................................................25

Section 3.18	TLLP Information.....................................................................................25

Section 3.19	State Takeover Laws.................................................................................26

Section 3.20	Operations of Merger Sub........................................................................26

Section 3.21	Waivers and Disclaimers..........................................................................26
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE QEPM
PARTIES..........................................................................................................27

Section 4.1	Organization.............................................................................................27

Section 4.2	Authority and Approval............................................................................28

Section 4.3	No Conflict; Consents..............................................................................28

Section 4.4	Capitalization; Title to Membership and Limited Partner
Interests.....................................................................................................29

Section 4.5	SEC Documents; Internal Controls..........................................................30

Section 4.6	Financial Statements; Undisclosed Liabilities..........................................31

i

Page

Section 4.7	Real Property; Rights-of-Way...................................................................31

Section 4.8	Litigation; Laws and Regulations.............................................................32

Section 4.9	No Adverse Changes................................................................................32

Section 4.10	Taxes.........................................................................................................32

Section 4.11	Environmental Matters.............................................................................33

Section 4.12	Licenses; Permits......................................................................................33

Section 4.13	Contracts...................................................................................................34

Section 4.14	Employees and Employee Benefits..........................................................34

Section 4.15	Transactions with Affiliates......................................................................36

Section 4.16	Insurance...................................................................................................36

Section 4.17	Brokerage Arrangements..........................................................................36

Section 4.18	Opinion of Financial Advisor...................................................................36

Section 4.19	QEPM Information...................................................................................36

Section 4.20	State Takeover Laws.................................................................................37

Section 4.21	Waivers and Disclaimers..........................................................................37
ARTICLE V ADDITIONAL AGREEMENTS, COVENANTS, RIGHTS AND
OBLIGATIONS..............................................................................................38

Section 5.1	Conduct of Parties....................................................................................38

Section 5.2	Access to Information; Confidentiality....................................................39

Section 5.3	Certain Filings..........................................................................................39

Section 5.4	QEPM Limited Partners’ Meeting............................................................40

Section 5.5	No Solicitation..........................................................................................41

Section 5.6	Commercially Reasonable Efforts; Further Assurances...........................43

Section 5.7	No Public Announcement.........................................................................44

Section 5.8	Expenses...................................................................................................44

Section 5.9	Regulatory Issues......................................................................................44

Section 5.10	D&O Indemnification and Insurance.......................................................44

Section 5.11	Distributions.............................................................................................45

Section 5.12	Section 16 Matters....................................................................................45

Section 5.13	Consent to Use of Financial Statements; Financing
Cooperation..............................................................................................46

Section 5.14	QEPM Conflicts Committee....................................................................46

Section 5.15	NYSE Listing...........................................................................................46
ARTICLE VI CONDITIONS TO CLOSING...........................................................................46

Section 6.1	Conditions to Each Party’s Obligations....................................................46

Section 6.2	Conditions to the TLLP Parties’ Obligations............................................47

Section 6.3	Conditions to the QEPM Parties’ Obligations..........................................47

Section 6.4	Frustration of Conditions..........................................................................48
ARTICLE VII EMPLOYEE BENEFITS..................................................................................48

Section 7.1	QEPM LTIP..............................................................................................48
ARTICLE VIII TERMINATION...............................................................................................49

ii

Page

Section 8.1	Termination by Mutual Consent...............................................................49

Section 8.2	Termination by QEPM or TLLP...............................................................49

Section 8.3	Termination by QEPM.............................................................................50

Section 8.4	Termination by TLLP...............................................................................50

Section 8.5	Effect of Certain Terminations.................................................................50

Section 8.6	Survival....................................................................................................51

Section 8.7	Enforcement of this Agreement...............................................................51

Section 8.8	No Waiver Relating to Claims for Fraud/Willful
Misconduct..............................................................................................51
ARTICLE IX MISCELLANEOUS............................................................................................51

Section 9.1	Notices......................................................................................................51

Section 9.2	Governing Law; Jurisdiction; Waiver of Jury Trial..................................52

Section 9.3	Entire Agreement; Amendments and Waivers; Approvals and
Consents...................................................................................................53

Section 9.4	Binding Effect and Assignment...............................................................54

Section 9.5	Severability..............................................................................................54

Section 9.6	Execution.................................................................................................55

iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April 6, 2015 (the “Execution Date”), is entered into by and among Tesoro Logistics LP, a Delaware limited partnership (“TLLP”), Tesoro Logistics GP, LLC, a Delaware limited liability company and the general partner of TLLP (“TLLP General Partner”), QEP Field Services, LLC, a Delaware limited liability company and a wholly owned subsidiary of TLLP (“QEP Field Services”), TLLP Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of QEP Field Services (“Merger Sub”), QEP Midstream Partners, LP, a Delaware limited partnership (“QEPM”), and QEP Midstream Partners GP, LLC, a Delaware limited liability company and the general partner of QEPM (“QEPM General Partner”).
WITNESSETH:
WHEREAS, the parties hereto intend that Merger Sub be merged with and into QEPM with QEPM surviving the merger, all on the terms and conditions set forth in this Agreement;
WHEREAS, members of QEPM General Partner representing at least a Majority Interest (as defined in the QEPM General Partner limited liability company agreement) have approved this Agreement and the transactions contemplated by this Agreement, including the Merger (as defined below);
WHEREAS, at a meeting duly called and held, the QEPM Conflicts Committee (as defined below), by unanimous vote, (a) approved this Agreement, the Support Agreement (as defined below) and the consummation of the transactions contemplated hereby and thereby, including the Merger, which approval was intended to constitute Special Approval (as such term is defined in the QEPM Partnership Agreement), (b) determined in good faith that it is in the best interests of the Partnership and the Holders of Non-affiliated QEPM Common Units (as defined below) and not adverse to the best interests of the Partnership Group (as such term is defined in the QEPM Partnership Agreement) for the Partnership to enter into this Agreement and the Support Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, (c) recommended the approval of this Agreement, the Support Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, by the QEPM Board (as defined below) and (d) subject to QEPM Board approval, the Unitholders, recommended the approval of this Agreement and the Merger by the Holders of Non-affiliated QEPM Common Units;
WHEREAS, at a meeting duly called and held, the QEPM Board (a) unanimously approved this Agreement, the Support Agreement and the transactions contemplated hereby and thereby, including the Merger, (b) unanimously determined in good faith that it is in the best interest of QEPM and its unitholders and not adverse to the best interests of the Partnership Group (as defined in the QEPM Partnership Agreement) to enter into this Agreement and the Support Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, (c) recommended that the QEPM Limited Partners (as defined below), including the Holders of Non-affiliated QEPM Common Units (as defined below), approve this Agreement and the Merger, and (d) directed that this Agreement be submitted to a vote of the QEPM Limited Partners; and

WHEREAS, TLLP and QEPM have required, as a condition to their willingness to enter into this Agreement, that QEP Field Services simultaneously herewith enters into a Support Agreement, dated as of the date hereof (the “Support Agreement”), pursuant to which, among other things, QEP Field Services and its Affiliates agree to support the Merger and the other transactions contemplated hereby, on the terms and subject to the conditions provided for in the Support Agreement.
NOW, THEREFORE, in consideration of the premises and the respective representations, warranties, covenants, agreements, and conditions contained herein, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Definitions. In this Agreement, unless the context otherwise requires, the following terms shall have the following meanings respectively:
“Affiliate” has the meaning set forth in Rule 405 of the rules and regulations under the Securities Act, unless otherwise expressly stated herein; provided, however, that prior to the Closing (i) with respect to the TLLP Group Entities, the term “Affiliate” shall exclude each of the QEPM Group Entities and (ii) with respect to the QEPM Group Entities, the term “Affiliate” shall exclude each of the TLLP Group Entities.
“Agreement” has the meaning set forth in the Preamble.
“Book-Entry QEPM Common Units” has the meaning set forth in Section 2.1(c)(i).
“Business Day” means any day on which commercial banks are generally open for business in New York, New York other than a Saturday, a Sunday or a day observed as a holiday in New York, New York under the Laws of the State of New York or the federal Laws of the United States of America.
“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act.
“Closing Date” has the meaning set forth in Section 2.1(a).
“Closing” has the meaning set forth in Section 2.1(a).
“Code” means the Internal Revenue Code of 1986, as amended and the rules and regulations promulgated thereunder.
“D&O Insurance” has the meaning set forth in Section 5.10(b).
“Delaware Courts” has the meaning set forth in Section 9.2.
“DLLCA” means the Delaware Limited Liability Company Act, as amended.

“Drop-Dead Date” has the meaning set forth in Section 8.2(a)
“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.
“Effective Time” has the meaning set forth in Section 2.1(b).
“Employee Benefit Plan” means any “employee benefit plan” (within the meaning of Section 3(3) of ERISA), and any equity or equity-based compensation, unit purchase, option, change-in-control, collective bargaining, incentive, employee loan, deferred compensation, pension, profit-sharing, retirement, bonus, retention bonus, health, welfare, severance, employment, consulting and other employee benefit, fringe benefit or compensatory plan, agreement, program, policy or other arrangement, whether or not subject to ERISA (including any funding mechanism now in effect or required in the future), whether formal or informal, oral or written, legally binding or not, maintained by, sponsored by or contributed to by, or obligated to be contributed to by the entity in question or with respect to which the entity in question has any obligation or liability, whether secondary, contingent or otherwise for the benefit of any such entity’s current or former employees, directors, consultants or independent contractors.
“Environmental Laws” means, without limitation, all applicable Laws, in effect as of the Closing Date, as amended that regulate or otherwise pertain to human health, safety or the environment, including, but not limited to: (i) the Resource Conservation and Recovery Act; (ii) the Clean Air Act; (iii) CERCLA; (iv) the Federal Water Pollution Control Act; (v) the Safe Drinking Water Act; (vi) the Toxic Substances Control Act; (vii) the Emergency Planning and Community Right-to-Know Act; (viii) the National Environmental Policy Act; (ix) the Pollution Prevention Act of 1990; (x) the Oil Pollution Act of 1990; (xi) the Hazardous Materials Transportation Act; (xii) the Occupational Safety and Health Act; (xiii) the Endangered Species Act; and (xiv) all laws, statutes, rules, regulations, orders, judgments, decrees promulgated or issued with respect to the foregoing Environmental Laws by Governmental Entities with jurisdiction in the premises and any other federal, state or local statutes, laws, ordinances, rules, regulations, orders, codes, decisions, injunctions or decrees that regulate or otherwise pertain to the protection of human health, safety or the environment, including but not limited to the management, control, discharge, emission, treatment, containment, handling, removal, use, generation, permitting, migration, storage, release, transportation, disposal, remediation, manufacture, processing or distribution of Hazardous Materials that are or may present a threat to human health or the environment.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” has the meaning set forth in Section 2.1(g).
“Exchange Fund” has the meaning set forth in Section 2.1(g).
“Exchange Ratio” means the exchange ratio of TLLP Common Units per QEPM Common Unit in the Merger as described in Section 2.1(c)(i).

“Execution Date” has the meaning set forth in the Preamble.
“Fractional Unit Payment” has the meaning set forth in Section 2.1(e).
“GAAP” has the meaning set forth in Section 1.2.
“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, by-laws, articles of organization, limited liability company agreement, partnership agreement, formation agreement, joint venture agreement, operating agreement, unanimous equityholder agreement or declaration or other similar governing documents of such Person.
“Governmental Entity” means any federal, state, municipal or other government, governmental court, department, commission, board, bureau, agency or instrumentality.
“Hazardous Material” means any substance, whether solid, liquid, or gaseous: (i) which is listed, defined, or regulated as a “hazardous material,” “hazardous waste,” “solid waste,” “hazardous substance,” “toxic substance,” “pollutant,” or “contaminant,” or words of similar meaning or import found in any applicable Environmental Law; or (ii) which is or contains asbestos, polychlorinated biphenyls, radon, urea formaldehyde foam insulation, explosives, or radioactive materials; or (iii) any petroleum, petroleum hydrocarbons, petroleum substances, petroleum or petrochemical products, natural gas, crude oil and any components, fractions, or derivatives thereof, any oil or gas exploration or production waste, and any natural gas, synthetic gas and any mixtures thereof; or (iv) radioactive material, waste and pollutants, radiation, radionuclides and their progeny, or nuclear waste including used nuclear fuel; or (v) which causes or poses a threat to cause contamination or nuisance on any properties, or any adjacent property or a hazard to the environment or to the health or safety of persons on or about any properties.
“Holders” means, when used with reference to the TLLP Common Units, QEPM Common Units and QEPM Subordinated Units, the holders of such units shown from time to time in the registers maintained by or on behalf of QEPM or TLLP, as applicable.
“Knowledge” as used in this Agreement with respect to a party hereto, means the actual knowledge of that party’s designated personnel, after reasonable inquiry. The designated personnel for the TLLP Parties are Gregory J. Goff, Phillip M. Anderson, Keith M. Casey, Charles S. Parrish, Steven M. Sterin and Don J. Sorensen. The designated personnel for the QEPM Parties are Gregory J. Goff, Phillip M. Anderson, Keith M. Casey, Charles S. Parrish, Steven M. Sterin, Perry Richards and Kevin Peretti.
“Laws” means all statutes, regulations, statutory rules, orders, judgments, decrees and terms and conditions of any grant of approval, permission, authority, permit or license of any court, Governmental Entity, statutory body or self-regulatory authority (including the NYSE).
“Letter of Transmittal” has the meaning set forth in Section 2.1(h).
“Liens” means any mortgage, deed of trust, lien, charge, restriction (including restriction on transfer), security interest, pledge, option, right of first offer or refusal, preemptive right, put or call option, lease or sublease, claim, right of any third party, covenant, right of way, conditional sales contract, charge, easement, encroachment or encumbrance.
“Materiality Requirement” means any requirement in a representation or warranty that a condition, event or state of fact be “material,” correct or true in “all material respects,” have a “TLLP Material Adverse Effect” or a “QEPM Material Adverse Effect” or be or not be “reasonably expected to have a TLLP Material Adverse Effect” or “reasonably expected to have a QEPM Material Adverse Effect” (or other words or phrases of similar effect or impact) in order for such condition, event or state of facts to cause such representation or warranty to be inaccurate.
“Merger” means the merger of Merger Sub with and into QEPM, with QEPM as the sole surviving entity.
“Merger Sub” has the meaning set forth in the Preamble.
“NGL” means natural gas liquids.
“Non-affiliated QEPM Common Units” has the meaning set forth in Section 5.4(a).
“Notice” has the meaning set forth in Section 9.1.
“NYSE” means the New York Stock Exchange.
“Partially Owned Entity” means, with respect to a specified Person, an entity that is owned in part by such specified Person, but is not wholly owned by such specified Person.
“Party Group” means the QEPM Parties, on the one hand, and the TLLP Parties, on the other hand. A reference to a Party Group is a reference to each of the members of such Party Group.
“Permitted Lien” means all: (i) mechanics’, materialmen’s, carriers’, workmen’s, repairmen’s, vendors’, operators’ or other like Liens, if any, that do not materially detract from the value of or materially interfere with the use of any of the assets of the TLLP Group Entities or QEPM Group Entities, as applicable, subject thereto; (ii) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (iii) title defects or Liens (other than those constituting Liens for the payment of indebtedness), if any, that, individually or in the aggregate, do not or would not materially detract from the value or impair in any material respect the use or occupancy of the assets of the TLLP Group Entities or QEPM Group Entities, as applicable, taken as a whole; (iv) Liens for Taxes that are not due and payable or that may thereafter be paid without penalty or for Taxes the validity of which is being contested in good faith and for which an adequate reserve has been established; and (v) Liens supporting surety bonds, performance bonds and similar obligations issued in connection with the businesses of the TLLP Group Entities or QEPM Group Entities, as applicable.
“Person” means an individual or entity, including any partnership, corporation, association, trust, limited liability company, joint venture, unincorporated organization or other entity or Governmental Entity and, for the purposes of the definitions of QEPM Takeover Proposal and Superior Proposal, shall also mean any “group” as such term is defined in Section 13(d) of the Exchange Act.
“Proxy Statement/Prospectus” has the meaning set forth in Section 5.3(a).
“QEP Field Services” has the meaning set forth in the Preamble.
“QEP Resources” means QEP Resources, Inc., a Delaware corporation.
“QEPM” has the meaning set forth in the Preamble.
“QEPM 10‑K” has the meaning set forth in Section 4.6(a).
“QEPM Aggregated Group” has the meaning set forth in Section 4.14(c).
“QEPM Associated Employee” has the meaning set forth in Section 4.14(a).
“QEPM Board” means the Board of Directors of QEPM General Partner.
“QEPM Certificate” has the meaning set forth in Section 2.1(c)(i).
“QEPM Common Units” means the Common Units of QEPM issued or otherwise outstanding pursuant to the QEPM Partnership Agreement.
“QEPM Conflicts Committee” means the Conflicts Committee of the QEPM Board.
“QEPM Consideration” has the meaning set forth in Section 2.1(c)(i).
“QEPM D&O Indemnified Party” means any Person who is not an employee of QEP Resources and is or was an officer or director of any QEPM Group Entity and any Person who is or was serving at the request of any QEPM Group Entity as an officer, director, employee, member, partner, agent, fiduciary or trustee of another Person; provided, that a Person shall not be a QEPM D&O Indemnified Party by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services.
“QEPM Disclosure Schedule” means the disclosure schedule prepared and delivered by QEPM to TLLP as of the date of this Agreement.
“QEP Field Services” has the meaning set forth in the Preamble.
“QEPM Financial Statements” has the meaning set forth in Section 4.6(a).
“QEPM General Partner” has the meaning set forth in the Preamble.
“QEPM General Partner Units” means “General Partner Units” as such term is defined in the QEPM Partnership Agreement.
“QEPM Group Entities” means the QEPM Parties and the QEPM Subsidiaries.

“QEPM Incentive Distribution Rights” means the “Incentive Distribution Rights” of QEPM as such term is defined in the QEPM Partnership Agreement.
“QEPM Limited Partners’ Meeting” has the meaning set forth in Section 5.4(a).
“QEPM Limited Partners” means “Limited Partners” as such term is defined in the QEPM Partnership Agreement.
“QEPM LTIP” means the QEP Midstream Partners, LP 2013 Long-Term Incentive Plan, as amended from time to time.
“QEPM Material Adverse Effect” means any effect that is or would reasonably be expected to have a material adverse effect on or a material adverse change in (i) the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of QEPM and the QEPM Subsidiaries, taken as a whole, or (ii) the ability of either of the QEPM Parties to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement, provided, however, that any adverse change or effect resulting from any of the following shall be disregarded in determining whether there has been a QEPM Material Adverse Effect (a) changes or effects affecting the natural gas gathering, processing, treating, transportation and storage industries generally and NGL marketing industry generally (including any change in the prices of natural gas, natural gas liquids or other hydrocarbon products, industry margins or any regulatory changes or changes in applicable Law), (b) changes or effects affecting the United States or global economic conditions or financial markets in general, (c) any outbreak of hostilities, terrorism, war or other similar national emergency, (d) the announcement of this Agreement or any of the transactions contemplated hereby, (e) changes in the Law or in accounting regulations or principles or the interpretation thereof that materially affects this Agreement or the transactions contemplated hereby, (f) earthquakes, hurricanes, floods or other natural disasters, (g) any failure of QEPM to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (but not the underlying causes of such failures), (h) changes in the market price or trading volume of the QEPM Common Units (but not any effect underlying any decrease that would otherwise constitute a QEPM Material Adverse Effect) or (i) resulting from QEPM taking any action required by this Agreement; provided, that in the case of clauses (a), (b), (c), (e) and (f) the impact on QEPM and the QEPM Subsidiaries, taken as a whole, is not materially disproportionate to the impact on similarly situated parties.
“QEPM Material Contracts” has the meaning set forth in Section 4.13(a).
“QEPM Partially Owned Entities” means the Partially Owned Entities of QEPM.
“QEPM Parties” means QEPM and QEPM General Partner.
“QEPM Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of QEPM dated as of August 14, 2013; and as further amended from time to time after the Execution Date in accordance with this Agreement.
“QEPM Permits” has the meaning set forth in Section 4.12(a).

“QEPM Recommendation” has the meaning set forth in Section 5.4(a).
“QEPM Recommendation Change” has the meaning set forth in Section 5.5(b).
“QEPM SEC Reports” has the meaning set forth in Section 4.5.
“QEPM Subordinated Units” means the Subordinated Units of QEPM issued or otherwise outstanding pursuant to the QEPM Partnership Agreement.
“QEPM Subsidiaries” means the entities that are partially or wholly owned, directly or indirectly, by QEPM.
“QEPM Takeover Proposal” means any inquiry, proposal or offer from any Person other than the TLLP Group Entities, relating to, or that could reasonably be expected to, lead to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, of assets (other than product sales in the ordinary course of business) or businesses that constitute 20% or more of the revenues, net income or assets of the QEPM Group Entities, taken as a whole, or 20% or more of any class of equity securities of any QEPM Party, any tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of 13(d) of the Exchange Act) 20% or more of any class of equity securities of any QEPM Party, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding unit exchange or similar transaction involving the QEPM Group Entities pursuant to which any Person or the equityholders of any Person would beneficially own (within the meaning of 13(d) of the Exchange Act) 20% or more of any class of equity securities of any QEPM Party or of any resulting parent company of any QEPM Party, other than the transactions contemplated by this Agreement.
“QEPM Title IV Plans” has the meaning set forth in Section 4.14(d).
“QEPM Unitholder Approval” means the affirmative vote or consent of the Holders of at least a Unit Majority (as such term is defined in the QEPM Partnership Agreement); provided that, for the sake of avoidance of doubt, the parties understand and agree that so long as the QEPM Limited Partners’ Meeting is held prior to the later of (i) the Drop-Dead Date or (ii) the termination of the Subordination Period (as such term is defined in the QEPM Partnership Agreement), then the term Unit Majority shall mean the approval of at least a majority of the Non-affiliated QEPM Common Units that are then Outstanding (as such term is defined in the QEPM Partnership Agreement).
“QEPM Units” means the QEPM Common Units and the QEPM Subordinated Units.
“Registration Statement” has the meaning set forth in Section 3.18.
“Representatives” has the meaning set forth in Section 5.5(a).
“Rights-of-Way” has the meaning set forth in Section 3.7(b).
“Sarbanes-Oxley Act” has the meaning set forth in Section 3.5(c).
“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Special Approval” has the meaning set forth in the QEPM Partnership Agreement.
“Superior Proposal” means any bona fide written offer made by a Person (other than the Partnership or its Affiliates) that (i) if consummated, would result in such Person (or its equityholders) owning, directly or indirectly, at least a majority of the QEPM Common Units then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 50% or more of the assets of the QEPM Group Entities, taken as a whole, (ii) includes terms that the QEPM Conflicts Committee determines (after consultation with its outside financial advisor and outside legal counsel, and after taking into account all the terms and conditions of such third party offer, including any break-up fees, expense reimbursement provisions, and conditions to consummation as well as any bona fide written offer to revise the terms of the Merger or this Agreement made by TLLP after being notified pursuant to Section 5.5) are more favorable to the Holders of Non-affiliated QEPM Common Units (solely in their capacities as such Holders) than the Merger and (iii) is reasonably likely to be completed on the terms and conditions so proposed, taking into account all legal, financial, regulatory and other aspects of such proposal.
“Support Agreement” has the meaning set forth in the Recitals.
“Surrender” means the proper delivery of a QEPM Certificate or the proper completion, with respect to a Book-Entry QEPM Common Unit, of all procedures necessary, in either case, to effect the transfer of such QEPM Units in accordance with the terms of the Letter of Transmittal.
“Tax Return” means all reports, estimates, declarations of estimated Tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.
“Tax” or “Taxes” means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Entity, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes and state income taxes), gross receipts taxes, net proceeds taxes, alternative or add-on minimum taxes, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, excise taxes and other obligations of the same or similar nature to any of the foregoing.
“TLLP” has the meaning set forth in the Preamble.
“TLLP 10-K” has the meaning set forth in Section 3.6(a).
“TLLP Aggregated Group” has the meaning set forth in Section 3.14(c).
“TLLP Associated Employees” has the meaning set forth in Section 3.14(a).

“TLLP Board” means the Board of Directors of TLLP General Partner.
“TLLP Common Units” means the Common Units of TLLP issued or otherwise outstanding pursuant to the TLLP Partnership Agreement.
“TLLP Disclosure Schedule” means the disclosure schedule prepared and delivered by TLLP to QEPM as of the date of this Agreement.
“TLLP Financial Statements” has the meaning set forth in Section 3.6(a).
“TLLP General Partner” has the meaning set forth in the Preamble.
“TLLP General Partner Units” means “General Partner Units” as such terms is defined in the TLLP Partnership Agreement.
“TLLP Group Entities” means the TLLP Parties and the TLLP Subsidiaries.
“TLLP Incentive Distribution Rights” means “Incentive Distribution Rights” as such term is defined in the TLLP Partnership Agreement.
“TLLP Material Adverse Effect” means any effect that is or would reasonably be expected to have a material adverse effect on or a material adverse change in (i) the business, assets, liabilities, properties, condition (financial or otherwise) or results of operations of the TLLP Group Entities, or (ii) the ability of any of the TLLP Parties to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement, provided, however, that any adverse change or effect resulting from any of the following shall be disregarded in determining whether there has been a TLLP Material Adverse Effect: (a) changes or effects affecting the crude oil gathering, transportation and storage industries generally, (b) changes or effects affecting United States or global economic conditions or financial markets in general, (c) any outbreak of hostilities, terrorism, war or other similar national emergency, (d) the announcement of this Agreement or any of the transactions contemplated hereby, (e) changes in the Law or in accounting regulations principles or the interpretation thereof that materially affects this Agreement or the transactions contemplated hereby, (f) earthquakes, hurricanes, floods or other natural disasters, (g) any failure of TLLP to meet any internal or external projections, forecasts or estimates of revenue or earnings for any period (but not the underlying causes of such failures), (h) changes in the market price or trading volume of the TLLP Common Units (but not any effect underlying any decrease that would otherwise constitute a TLLP Material Adverse Effect) or (i) resulting from TLLP taking any action required by this Agreement; provided, that in the case of clauses (a), (b), (c), (e) and (f) the impact on the TLLP Group Entities is not materially disproportionate to the impact on similarly situated parties.
“TLLP Material Contracts” shall have the meaning ascribed to such term in Section 3.13(a).
“TLLP Partially Owned Entities” means the Partially Owned Entities of TLLP, other than QEPM.

“TLLP Parties” means TLLP, TLLP General Partner and Merger Sub.
“TLLP Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of TLLP dated as of April 26, 2011, as amended by Amendment No. 1 to Amended and Restated Agreement of Limited Partnership dated December 2, 2014; and as further amended from time to time after the Execution Date in accordance with this Agreement.
“TLLP Permits” shall have the meaning set forth in Section 3.12(a).
“TLLP SEC Reports” has the meaning set forth in Section 3.5(a).
“TLLP Subsidiaries” means the entities that are partially or wholly owned, directly or indirectly, by TLLP, excluding QEPM, QEPM General Partner and the QEPM Subsidiaries.
“TLLP Title IV Plans” has the meaning set forth in Section 3.14(d).
Section 1.2    Rules of Construction. The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to an “Article” or “Section” followed by a number or a letter refer to the specified Article or Section of this Agreement. The terms “this Agreement,” “hereof,” “herein” and “hereunder” and similar expressions refer to this Agreement (including the QEPM Disclosure Schedule and the TLLP Disclosure Schedule) and not to any particular Article, Section or other portion hereof. Unless otherwise specifically indicated or the context otherwise requires, (a) all references to “dollars” or “$” mean United States dollars, (b) words importing the singular shall include the plural and vice versa, and words importing any gender shall include all genders, (c) “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation,” and (d) all words used as accounting terms shall have the meanings assigned to them under United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”). In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day. Reference to any party hereto is also a reference to such party’s permitted successors and assigns. The Exhibits attached to this Agreement are hereby incorporated by reference into this Agreement and form part hereof. Unless otherwise indicated, all references to an “Exhibit” followed by a number or a letter refer to the specified Exhibit to this Agreement. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, it is the intention of the parties hereto that this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any Person by virtue of the authorship of any of the provisions of this Agreement.

ARTICLE II
MERGER
Section 2.1    Closing of the Merger.
(a)    Closing Date. Subject to the satisfaction or waiver of the conditions to closing set forth in Article VI, the closing of the Merger and the transactions contemplated by this Section 2.1 (the “Closing”) shall be held at the offices of Norton Rose Fulbright US LLP at 2200 Ross Avenue, Dallas, Texas at 10:00 AM on the date that is the second full NYSE trading date to occur after the date of satisfaction or waiver of all of the conditions set forth in Article VI (other than conditions that would normally be satisfied on the Closing Date), or such other place, date and time as may be mutually agreed upon in writing by the parties hereto. The “Closing Date,” as referred to herein, shall mean the date of the Closing.
(b)    Merger. At the Closing, the Merger shall occur by the filing of a certificate of merger with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of DRULPA and DLLCA, as applicable (the date and time of such filing (or such later time and date as may be expressed therein as the effective date and time of the Merger) being the “Effective Time”). As a result of the Merger, the separate existence of Merger Sub shall cease, and QEPM shall continue as the surviving limited partnership in the Merger.
(c)    Effect of the Merger on Equity Securities. At the Effective Time, by virtue of the Merger and without any action on the part of TLLP, Merger Sub, QEPM, QEPM General Partner, any Holder of QEPM Units or any other Person:
(i)    QEPM Common and Subordinated Units. Each of the outstanding QEPM Common Units, other than the QEPM Common Units owned by QEP Field Services, shall be converted into the right to receive 0.3088 TLLP Common Units, which TLLP Common Units shall be duly authorized and validly issued in accordance with applicable Laws and the TLLP Partnership Agreement, fully paid and non-assessable (except to the extent such non-assessability may be affected by DRULPA or the provisions of the TLLP Partnership Agreement), and free and clear of all Liens except those existing or arising pursuant to the TLLP Partnership Agreement or applicable securities Laws. Each QEPM Common Unit converted into the right to receive TLLP Common Units pursuant to this Section 2.1(c)(i) (such amount of TLLP Common Units, the “QEPM Consideration”) shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each Holder of such QEPM Common Units immediately prior to the Effective Time shall thereafter cease to be a limited partner of QEPM or have any rights with respect to such QEPM Common Units, except the right to be admitted to TLLP as a limited partner of TLLP and receive the TLLP Common Units to be issued in consideration therefor and any distributions to which Holders of QEPM Common Units become entitled all in accordance with this Article II upon the Surrender of (A) a certificate that immediately prior to the Effective Time represented QEPM Common Units (a “QEPM Certificate”) or (B) uncertificated QEPM Common Units represented in book-entry form (“Book-Entry QEPM Common Units”).

(ii)    All of the outstanding QEPM Common Units and QEPM Subordinated Units held by QEP Field Services shall remain outstanding and QEP Field Services shall thereby be the sole holder of QEPM Common Units and QEPM Subordinated Units following the Effective Time, owning a 98% aggregate partnership interest (as defined in DRULPA) in QEPM.
(iii)    The outstanding QEPM Incentive Distribution Rights held by QEPM General Partner (or its assignee of such QEPM Incentive Distribution Rights, which shall be an Affiliate of QEPM General Partner or QEP Field Services) shall remain outstanding.
(iv)    Each Outstanding QEPM General Partner Unit held by QEPM General Partner shall remain outstanding and the QEPM General Partner shall continue as the sole general partner of QEPM with a general partner interest in QEPM which constitutes 2% of the aggregate partnership interest (as defined in DRULPA) of all partners in QEPM. Immediately after the Effective Time, QEP Field Services will be the sole limited partner of QEPM and the QEPM General Partner will be the sole general partner of QEPM, and QEPM shall continue without dissolution.
(v)    Merger Sub’s outstanding limited liability company interests shall be cancelled and retired and shall cease to exist without consideration therefor and without any further action by any Person.
(vi)    QEP Field Services’ limited liability company interests shall be unchanged and remain outstanding, and TLLP shall continue as the sole member of QEP Field Services.
(vii)    TLLP’s partnership interests issued and outstanding immediately prior to the Effective Time shall be unchanged and remain outstanding and each limited partner and general partner admitted to TLLP immediately prior to the Effective Time shall continue as a limited partner and general partner, as applicable, of TLLP.
(d)    Other Effects of the Merger. The Merger shall have the effects set forth in the applicable provisions of DRULPA and DLLCA. At the Effective Time, (i) the QEPM Partnership Agreement shall continue in effect until thereafter changed or amended as provided therein or by applicable Law, (ii) the certificate of limited partnership of QEPM shall continue as the certificate of limited partnership of the surviving entity in the Merger. TLLP General Partner consents to the admission to TLLP as a limited partner of TLLP of each Holder of QEPM Common Units who is issued TLLP Common Units in exchange for such Holder’s QEPM Common Units in accordance with this Article II upon the proper Surrender of a QEPM Certificate or Book-Entry QEPM Common Units. Upon such Surrender of a QEPM Certificate (or upon a waiver of the requirement to Surrender a QEPM Certificate granted by TLLP General Partner in its sole discretion) or Book-Entry QEPM Common Units and the recording of the name and admission of such Person as a limited partner of TLLP (and as the Record Holder (as such term is defined in the TLLP Partnership Agreement) of such TLLP Common Units) on the books and records of TLLP and its Transfer Agent (as such term is defined in the TLLP Partnership Agreement), such Person shall automatically and effective as of the Effective Time be admitted to TLLP as a limited partner of TLLP and be bound by the TLLP Partnership Agreement as such. By its Surrender of a QEPM Certificate or Book-Entry QEPM

Common Units, or by its acceptance of TLLP Common Units, a Holder of QEPM Common Units confirms its agreement to be bound by all of the terms and conditions of the TLLP Partnership Agreement, including any power of attorney granted therein.
(e)    Fractional Units. Notwithstanding any other provision of this Agreement, (i) no certificates or scrip representing fractional TLLP Common Units shall be issued, and such fractional units will not entitle the owner thereof to vote or to any rights as a unitholder of TLLP and (ii) each registered Holder of QEPM Common Units converted pursuant to the Merger who would otherwise have been entitled to receive a fractional TLLP Common Unit (after taking into account all QEPM Common Units held by such Holder immediately prior to the Effective Time) shall receive, in lieu thereof, from TLLP in exchange for such fractional unit, an amount (a “Fractional Unit Payment”) in cash (payable in dollars, without interest) equal to the product of (A) such fraction, multiplied by (B) the average of the closing price of TLLP Common Units on the NYSE Composite Transaction Reporting System as reported in The Wall Street Journal (but subject to correction for typographical or other manifest errors in such reporting) over the five trading day period ending on the third trading day immediately preceding the Effective Time.
(f)    Certain Adjustments. If between the date of this Agreement and the Effective Time, whether or not permitted pursuant to the terms of this Agreement, the outstanding QEPM Common Units or TLLP Common Units shall be changed into a different number of units or other securities by reason of any split, combination, merger, consolidation, reorganization or other similar transaction, or if any dividend or distribution payable in partnership interests, voting securities, equity interests shall be declared thereon with a record date within such period, the Exchange Ratio (and the number of TLLP Common Units issuable in the Merger) and the form of securities issuable in the Merger shall be appropriately adjusted to provide the Holders of QEPM Common Units the same economic effect as contemplated by this Agreement prior to such event, and thereafter, all references in this Agreement to the QEPM Consideration and any other similarly dependent items shall be references to the QEPM Consideration, and any other similarly dependent items as so adjusted.
(g)    Exchange Agent. Prior to the mailing of the Proxy Statement/Prospectus, TLLP shall appoint American Stock Transfer & Trust Company, N.A., to act as exchange agent (the “Exchange Agent”) for the payment of the QEPM Consideration and any Fractional Unit Payment. At or prior to the Closing Date, TLLP shall (i) deposit with the Exchange Agent, for the benefit of the Holders of QEPM Common Units, an amount of cash equal to the estimated aggregate Fractional Unit Payment (the “Exchange Fund”), (ii) reserve with the Exchange Agent the TLLP Common Units to be issued as QEPM Consideration pursuant to Section 2.1(c)(i) and (iii) authorize the Exchange Agent to exchange TLLP Common Units in accordance with this Section 2.1. TLLP shall deposit with the Exchange Agent any additional funds in excess of the Exchange Fund as and when necessary to pay any Fractional Unit Payment and other amounts required to be paid under this Agreement. TLLP shall pay all costs and fees of the Exchange Agent and all expenses associated with the exchange process. Any TLLP Common Units, or fraction thereof, and any remaining amount of the Exchange Fund or other funds deposited shall be returned to TLLP after the earlier to occur of

(x) payment in full of all amounts due to the Holders of QEPM Common Units or to the Exchange Agent or (y) the expiration of the period specified in Section 2.1(k).
(h)    Exchange Procedures. Promptly after the Effective Time, TLLP shall cause the Exchange Agent to mail to each Holder, as of the Effective Time, of QEPM Common Units (other than QEP Field Services) a form of letter of transmittal (the “Letter of Transmittal”) (which shall specify that delivery shall be effected, and risk of loss and title to the QEPM Certificates or Book‑Entry QEPM Common Units shall pass, only upon proper delivery of the QEPM Certificates to the Exchange Agent or, in the case of Book-Entry QEPM Common Units, upon adherence to the procedures set forth in the Letter of Transmittal, and which shall have such other provisions as may be necessary for the Holders of QEPM Common Units to be admitted to TLLP as limited partners of TLLP and which shall be in such form and have such other provisions as TLLP General Partner and QEPM General Partner may reasonably specify) and instructions for effecting the Surrender of such QEPM Certificates or Book-Entry QEPM Common Units in exchange for the TLLP Common Units, together with any distributions with respect thereto and any Fractional Unit Payment. Upon Surrender to the Exchange Agent of such QEPM Certificates or Book-Entry QEPM Common Units, together with such properly completed and duly executed Letter of Transmittal, the Holder of a QEPM Certificate or Book-Entry QEPM Common Units shall be entitled to (i) the number of full TLLP Common Units (which shall be in uncertificated book-entry form unless a physical certificate is requested) that the QEPM Certificates or Book-Entry QEPM Common Units Surrendered shall have been converted into the right to receive pursuant to this Agreement and (ii) the Fractional Unit Payment, if any, payable in redemption of any fractional TLLP Common Unit otherwise issuable. The instructions for effecting the Surrender of QEPM Certificates shall set forth procedures that must be taken by the Holder of any QEPM Certificate that has been lost, destroyed or stolen. It shall be a condition to the right of such Holder of a QEPM Certificate to receive TLLP Common Units and the Fractional Unit Payment, if any, that the Exchange Agent shall have received, along with the Letter of Transmittal, a duly executed lost certificate affidavit, including an agreement to indemnify TLLP, signed exactly as the name or names of the registered Holder or Holders appeared on the books of QEPM immediately prior to the Effective Time, together with a customary bond and such other documents as TLLP may reasonably require in connection therewith. After the Effective Time, there shall be no further transfer on the records of QEPM or its transfer agent of QEPM Certificates or Book-Entry QEPM Common Units; and if such QEPM Certificates or Book-Entry QEPM Common Units are presented to QEPM or its transfer agent for transfer, they shall be canceled against delivery of the TLLP Common Units and any Fractional Unit Payment as hereinabove provided. Until Surrendered as contemplated by this Section 2.1(h), each QEPM Certificate or Book-Entry QEPM Common Unit shall be deemed at any time after the Effective Time to represent only the right to receive upon such Surrender the TLLP Common Units, together with any distributions with respect thereto, and any Fractional Unit Payment, as contemplated by this Section 2.1. No interest will be paid or will accrue on any Fractional Unit Payment.
(i)    Distributions with Respect to Unexchanged QEPM Common Units. No dividends or other distributions with respect to TLLP Common Units with a record date after the Effective Time shall be paid to the Holder of any QEPM Certificate or Book-Entry QEPM Common Units not Surrendered with respect to TLLP Common Units issuable in respect thereof and no Fractional

Unit Payment shall be paid to any such Holder until the Surrender of such QEPM Certificate or Book-Entry QEPM Common Units in accordance with this Section 2.1. Subject to the effect of applicable Laws, there shall be paid to the Holder of each QEPM Certificate or Book-Entry QEPM Common Units, without interest, (i) at the time of Surrender of any such QEPM Certificate or Book-Entry QEPM Common Units, the amount of any Fractional Unit Payment to which such Holder is entitled and the amount of dividends or other distributions previously paid with respect to the whole TLLP Common Units issuable with respect to such QEPM Certificate or Book-Entry QEPM Common Units that have a record date after the Effective Time and a payment date on or prior to the time of Surrender and (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to such whole TLLP Common Units with a record date after the Effective Time and prior to such Surrender and a payment date subsequent to such Surrender.
(j)    No Further Ownership Rights in QEPM Common Units. All TLLP Common Units issued upon the Surrender for exchange of QEPM Certificates or Book-Entry QEPM Common Units in accordance with the terms of this Section 2.1 (including any Fractional Unit Payment) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the QEPM Common Units heretofore represented by such QEPM Certificates or Book-Entry QEPM Common Units (including all rights to common units arrearages), subject, however, to TLLP’s obligation, with respect to QEPM Common Units outstanding immediately prior to the Effective Time, to pay any distributions with a record date prior to the Effective Time that may have been declared or made by QEPM on such QEPM Common Units in accordance with the terms of this Agreement on or prior to the Effective Time and that remain unpaid at the Closing Date.
(k)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Holders of the QEPM Certificates or Book-Entry QEPM Common Units for twelve months after the Closing Date shall be delivered to TLLP, upon demand, and any Holders of the QEPM Certificates or Book-Entry QEPM Common Units who have not theretofore complied with this Section 2.1 shall thereafter look only to TLLP and only as general creditors thereof for payment of their claim for TLLP Common Units, any Fractional Unit Payment and any distributions with respect to QEPM Common Units or TLLP Common Units to which such Holders may be entitled.
(l)    No Liability. None of TLLP, TLLP General Partner, QEPM, QEPM General Partner or the Exchange Agent shall be liable to any Person in respect of any TLLP Common Units (or distributions with respect thereto) or Fractional Unit Payment properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any QEPM Certificates or Book-Entry QEPM Common Units shall not have been Surrendered prior to such date on which any TLLP Common Units, any Fractional Unit Payment or any distributions with respect to QEPM Common Units or TLLP Common Units in respect of such QEPM Certificate or Book-Entry QEPM Common Units would escheat to or become the property of any Governmental Entity, any such units, cash, dividends or distributions in respect of such QEPM Certificates or Book-Entry QEPM Common Units shall, to the extent permitted by applicable Law, become the property of TLLP, free and clear of all claims or interest of any Person previously entitled thereto.

(m)    Withholding Rights. TLLP shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant Governmental Entity by TLLP, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by TLLP.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE TLLP PARTIES
Except (i) as set forth in a section of the TLLP Disclosure Schedule delivered concurrently herewith corresponding to the applicable sections of this Article III to which such disclosure applies (provided that any information set forth in one section of the TLLP Disclosure Schedule shall be deemed to apply to each other section thereof to which its relevance is reasonably apparent on its face), or (ii) as disclosed in the TLLP SEC Reports (excluding any disclosures set forth in such TLLP SEC Reports under the heading “Risk Factors” or in any section related to forward‑looking statements) filed on or after January 1, 2013 and prior to the Execution Date (without giving effect to any amendment to any such TLLP SEC Report filed on or after the Execution Date), the TLLP Parties hereby represent and warrant, jointly and severally, to the QEPM Parties that:
Section 3.1    Organization.
(a)    Each of the TLLP Parties is a limited partnership or limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership or limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
(b)    Each of the TLLP Subsidiaries (other than the TLLP Parties) is a corporation, limited partnership, general partnership or limited liability company duly organized or formed, as applicable, validly existing and in good standing under the laws of its respective jurisdiction of organization or formation and has all requisite corporate, limited partnership, general partnership or limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
(c)    Each of the TLLP Group Entities is duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a TLLP Material Adverse Effect.
Section 3.2    Authority and Approval. Each of the TLLP Parties has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery by the TLLP Parties of this Agreement, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the TLLP Parties have been duly authorized and approved by all requisite limited liability company or limited partnership action on the part of each of the TLLP Parties. The TLLP Board approved, by unanimous written consent, this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the TLLP Parties and constitutes the valid and legally binding obligation of each of them, enforceable against each of the TLLP Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).
Section 3.3    No Conflict; Consents.
(a)    The execution, delivery and performance of this Agreement by each of the TLLP Parties does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby will not: (i) violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Governing Documents of any of the TLLP Group Entities; (ii) materially contravene or violate any provision of applicable Laws binding upon or applicable to the TLLP Group Entities or any of their assets; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, TLLP Permit, lease, joint venture or other instrument to which any of the TLLP Group Entities is a party or by which any of the TLLP Group Entities or any of their assets are bound, except for conflicts, breaches, defaults, accelerators, requirements or results that, individually or in the aggregate, would not have a TLLP Material Adverse Effect; (iv) result in the creation of any material Lien (other than Permitted Liens) on any of the assets or businesses of any of the TLLP Group Entities; or (v) cause the transactions contemplated by this Agreement to be subject to state takeover or similar laws.
(b)    No consent, approval, license, permit, order or authorization of any Governmental Entity or other Person is required to be obtained or made by any of the TLLP Group Entities in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired, (ii) for such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities, takeover and “blue sky” Laws, (iii) for those which individually or in the aggregate would not have a TLLP Material Adverse Effect (including such consents, approvals, licenses, permits, orders or authorizations that are immaterial and not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing), or (iv) for matters expressly contemplated by this Agreement.

Section 3.4    Capitalization; Title to Membership and Limited Partner Interests.
(a)    All of the outstanding shares of capital stock or other equity interests of each TLLP Subsidiary owned directly or indirectly by the TLLP Parties (i) are owned, beneficially and of record free and clear of all Liens in the percentages set out on TLLP Disclosure Schedule 3.4(a) and (ii) have been duly authorized and are validly issued, fully paid (to the extent required under the Governing Documents of the applicable TLLP Subsidiary) and nonassessable (except as such nonassessability may be affected by applicable Laws and the Governing Documents of the applicable entity).
(b)    There are no outstanding subscriptions, options, warrants, preemptive rights, preferential purchase rights, rights of first refusal or any other rights issued or granted by, or binding upon, any of the TLLP Group Entities to purchase or otherwise acquire or to sell or otherwise dispose of any of the TLLP Subsidiaries or the equity interests of the TLLP Subsidiaries.
(c)    As of the date hereof, the outstanding capitalization of TLLP consists of 80,605,673 TLLP Common Units, 1,631,448 TLLP General Partner Units and the TLLP Incentive Distribution Rights. All of such TLLP Common Units and TLLP Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the TLLP Partnership Agreement, and are fully paid (to the extent required under the TLLP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by DRULPA and the TLLP Partnership Agreement). The TLLP General Partner Units have been duly authorized and validly issued in accordance with the TLLP Partnership Agreement. There are no outstanding subscriptions, options, warrants, preemptive rights, preferential purchase rights, rights of first refusal or any similar rights issued or granted by, or binding upon, TLLP to purchase or otherwise acquire or to sell or otherwise dispose of any equity interests in TLLP, except pursuant to Section 2.1 of this Agreement and as set forth in the TLLP SEC Reports.
Section 3.5    SEC Documents; Internal Controls.
(a)    Since January 1, 2013, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8‑K, forms, schedules, statements, exhibits and other documents required to be filed or furnished by TLLP, with or to the SEC have been or will be timely filed or furnished (the “TLLP SEC Reports”). Each of the TLLP SEC Reports (i) complied or will comply in all material respects with the requirements of applicable Law (including the Exchange Act), and (ii) as of its filing date did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any statements in any TLLP SEC Report that may have been modified by an amendment to such report or a subsequent report filed with the SEC prior to the date hereof.
(b)    No TLLP Subsidiary is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the TLLP SEC Reports. No enforcement action has been initiated against TLLP relating to disclosures contained or omitted from any TLLP SEC Report.

(c)    TLLP makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case as required pursuant to Section 13(b)(2) under the Exchange Act. TLLP has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by TLLP in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).
(d)    The principal executive officer and principal financial officer of TLLP General Partner have made all certifications required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of such entities or its officers have received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the date hereof, and except as disclosed in a TLLP SEC Report filed with the SEC prior to the Execution Date, none of such entities has any material weaknesses in the design or operation of such internal controls over financial reporting.
Section 3.6    Financial Statements; Undisclosed Liabilities.
(a)    TLLP’s Annual Report on Form 10‑K filed with the SEC on February 24, 2015 (the “TLLP 10‑K”) sets forth a true and complete copy of the consolidated audited statements of operations, changes in partners’ capital and cash flows for each of the three years in the period ended December 31, 2014 and balance sheets as of December 31, 2014 and 2013 for TLLP, including the notes thereto (the financial statements set forth in the TLLP 10‑K are collectively referred to as the “TLLP Financial Statements”). The TLLP Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of TLLP as of such dates and the results of operations of TLLP for such periods, except as otherwise noted therein and subject, in the case of the unaudited financial statements, to normal and recurring adjustments and the absence of certain notes that are included in an annual filing. Except as set forth in the TLLP Financial Statements, there are no “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Exchange Act), where the purpose of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, TLLP in the TLLP Financial Statements or any TLLP SEC Report. TLLP has not had any disagreement with its independent public accounting firm requiring disclosure in the TLLP SEC Reports.

(b)    There are no liabilities or obligations of TLLP, TLLP General Partner or the TLLP Subsidiaries (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative or permitting agency proceedings, other than (i) liabilities or obligations reflected or reserved against in the TLLP Financial Statements, (ii) current liabilities incurred in the ordinary course of business since December 31, 2014, and (iii) liabilities or obligations (whether known or unknown and whether accrued, absolute, contingent or otherwise) that would not, individually or in the aggregate, have a TLLP Material Adverse Effect.
Section 3.7    Real Property; Rights-of-Way.
(a)    Each of the TLLP Group Entities has good and marketable title to all real property and good title to all tangible personal property owned by the TLLP Group Entities and which is sufficient for the operation of their respective businesses as presently conducted, free and clear of all Liens except Permitted Liens, except as would not have, individually or in the aggregate, a TLLP Material Adverse Effect.
(b)    Each of the TLLP Group Entities has such consents, easements, rights-of-way, permits and licenses from each Person (collectively, “Rights-of-Way”) as are sufficient to conduct its business in the manner described, and subject to the limitations, qualifications, reservations and encumbrances contained, in any TLLP SEC Report filed on or prior to the date hereof, except for such Rights-of-Way the absence of which has not had, and would not have, individually or in the aggregate, a TLLP Material Adverse Effect. Each of the TLLP Group Entities has fulfilled and performed all of its material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that have not had, and would not have, individually or in the aggregate, a TLLP Material Adverse Effect.
(c)    Except as set forth on TLLP Disclosure Schedule 3.7(c), (i) (A) there are no pending proceedings or actions to modify the zoning classification of, or to condemn or take by power of eminent domain, all or any of the assets of the TLLP Group Entities and (B) none of the TLLP Parties have Knowledge of any such threatened proceeding or action, which (in either case), if pursued, would have a TLLP Material Adverse Effect, (ii) to the extent located in jurisdictions subject to zoning, the assets of the TLLP Group Entities that are real property (owned or leased) are properly zoned for the existence, occupancy and use of all of the improvements located on the owned and leased real property and on the rights-of-way and easements held by any of the TLLP Group Entities, except as would not have a TLLP Material Adverse Effect, and (iii) none of such improvements are subject to any conditional use permits or “permitted non-conforming use” or “permitted non-conforming structure” classifications or similar permits or classifications, except as would not, either currently or in the case of a rebuilding of or additional construction of improvements, have a TLLP Material Adverse Effect.
Section 3.8    Litigation; Laws and Regulations. Except as set forth on TLLP Disclosure Schedule 3.8:

(a)    there are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to the TLLP Parties’ Knowledge, threatened against or affecting the TLLP Group Entities, their assets, or any of the operations of the TLLP Group Entities related thereto or (ii) judgments, orders, decrees or injunctions of any Governmental Entity, whether at law or in equity, against or affecting the TLLP Group Entities, their assets, or any of the operations of the TLLP Group Entities related thereto, except in each case, for those items that would not, individually or in the aggregate, have a TLLP Material Adverse Effect; and
(b)    none of the TLLP Group Entities is in violation of or in default under its Governing Documents or any applicable Law, except as would not, individually or in the aggregate, have a TLLP Material Adverse Effect.
Section 3.9    No Adverse Changes. Since December 31, 2014, there has not been a TLLP Material Adverse Effect.
Section 3.10    Taxes. (i) All Tax Returns required to be filed by or with respect to TLLP or any of the TLLP Subsidiaries or their assets have been filed on a timely basis (taking into account all extensions of due dates) and all such Tax Returns are complete and accurate in all material respects; (ii) except for Taxes not yet delinquent or being contested in good faith, all Taxes owed by TLLP or any of the TLLP Subsidiaries with respect to their assets, which are or have become due, have been timely paid in full; (iii) except for Permitted Liens, there are no Liens on any of the assets of TLLP or any of the TLLP Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax on any of such assets; (iv) there is no pending action, proceeding or investigation for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to TLLP or any of the TLLP Subsidiaries or their assets; (v) none of the TLLP Parties has elected to be classified as an association taxable as a corporation for U.S. federal income tax purposes; (vi) TLLP and each of the TLLP Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code; and (vii) in each tax year since the formation of TLLP up to and including the current tax year, at least 90% of the gross income of TLLP has been income which is "qualifying income" within the meaning of Section 7704(d) of the Code.
Section 3.11    Environmental Matters. Except as disclosed in TLLP Disclosure Schedule 3.11, or as would not reasonably be expected, individually or in the aggregate, to have a TLLP Material Adverse Effect: (a) the TLLP Group Entities, their assets and their operations relating thereto are in compliance with applicable Environmental Laws; (b) no circumstances exist with respect to the TLLP Group Entities, their assets or their operations relating thereto that give rise to an obligation by the TLLP Group Entities to investigate, remediate, monitor, report or otherwise address the presence or release, on-site or offsite, of Hazardous Materials under any applicable Environmental Laws; (c) the TLLP Group Entities, their assets or their operations related thereto are not subject to any pending or, to the Knowledge of the TLLP Parties, threatened, claim, action, suit, investigation, inquiry or proceeding under any Environmental Law (including designation as a potentially responsible party under CERCLA or any similar local or state law); (d) all notices, permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained or filed by the TLLP Group Entities, with respect to their assets or their operations relating thereto have been duly obtained or filed and are valid and currently in effect and will be legally usable by the TLLP Group Entities at the time of the Closing; (e) there has been no release of any Hazardous Material into the environment by the TLLP Group Entities, their assets, or their operations relating thereto, except in compliance with Environmental Law; and (f) there has been no exposure of any Person or property to any Hazardous Material in connection with their assets or their operations that would result in liability under Environmental Law.
Section 3.12    Licenses; Permits.
(a)    The TLLP Group Entities have all licenses, permits and authorizations issued or granted by Governmental Entities that are necessary for the conduct of their respective businesses as now being conducted or have obtained valid waivers therefrom (collectively, “TLLP Permits”), except in each case for such items which the failure to obtain would not result, individually or in the aggregate, in a TLLP Material Adverse Effect.
(b)    All TLLP Permits are validly held by the TLLP Group Entities and are in full force and effect, except as would not, individually or in the aggregate, have a TLLP Material Adverse Effect.
(c)    The TLLP Group Entities have complied with all terms and conditions of the TLLP Permits, except as would not, individually or in the aggregate, have a TLLP Material Adverse Effect.
(d)    The TLLP Permits will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except, in each case, as would not, individually or in the aggregate, have a TLLP Material Adverse Effect.
Section 3.13    Contracts.
(a)    Except for this Agreement and the other agreements and contracts filed as exhibits to the TLLP SEC Reports, as of the date hereof, none of the TLLP Group Entities is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC). All contracts of the type referred to in the previous sentence are referred to herein as “TLLP Material Contracts”.
(b)    (1) each TLLP Material Contract is valid and binding and in full force and effect, (2) the TLLP Group Entity that is a party to each TLLP Material Contract has performed all obligations required to be performed by it to date under such TLLP Material Contract, (3) no event or condition exists that constitutes or, after notice or lapse of time or both, would constitute, a default on the part of a TLLP Group Entity under any such TLLP Material Contract and (4) to the Knowledge of TLLP, no other party to such TLLP Material Contract is in default in any respect thereunder.

Section 3.14    Employees and Employee Benefits.
(a)    None of the employees of the TLLP Group Entities (collectively, the “TLLP Associated Employees”) are covered by a collective bargaining agreement or similar agreement. To the Knowledge of the TLLP Parties, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened with respect to the TLLP Associated Employees. Except as would not, individually or in the aggregate, have a TLLP Material Adverse Effect or as set forth on TLLP Disclosure Schedule 3.14(a), none of the TLLP Parties have Knowledge of any facts or circumstances that have resulted or would reasonably be expected to result in a claim on behalf of an individual or a class for unlawful discrimination, unpaid overtime or any other violation of state or federal laws relating to employment of the TLLP Associated Employees. There is no labor strike, or other material dispute, slowdown or stoppage pending or, to the Knowledge of the TLLP Parties, threatened against any of the TLLP Group Entities with respect to any TLLP Associated Employee.
(b)    Except as would not, individually or in the aggregate, reasonably be expected to result in a TLLP Material Adverse Effect, (i) each Employee Benefit Plan in which TLLP Associated Employees participate and that is intended to be qualified under Section 401(a) of the Code has received and is currently covered by a favorable determination letter, advisory letter or opinion letter from the Internal Revenue Service regarding its qualified status, and (ii) each Employee Benefit Plan in which TLLP Associated Employees participate is and has been operated and maintained in material compliance with its terms and the provisions of all applicable Laws, including, without limitation, ERISA and the Code.
(c)    With respect to any Employee Benefit Plan that the TLLP Parties (or any entity treated as a single employer with any TLLP Party for purposes of Section 414 of the Code or Section 4001(a)(14) of ERISA (the “TLLP Aggregated Group”)) have sponsored or maintained within the last six years or have contributed to or had any obligation to contribute to within the past six years, (i) except for an event that would not, individually or in the aggregate, reasonably be expected to result in a TLLP Material Adverse Effect, there has been no “reportable event,” as that term is defined in Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, and the transactions contemplated by this Agreement will not result in such a “reportable event” for which a waiver does not apply, (ii) none of the TLLP Group Entities or any member of the TLLP Aggregated Group has incurred any direct or indirect liability under Title IV of ERISA other than liability for premiums to the Pension Benefit Guaranty Corporation that have been timely paid and other than any liabilities for which the TLLP Group Entities have no direct or indirect responsibility or obligation (other than with respect to the TLLP Partnership Agreement) and (iii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived that, in either case, would give rise to a Lien on any of the assets of the TLLP Group Entities or that would reasonably be expected to result in a TLLP Material Adverse Effect. None of the TLLP Group Entities or any member of the TLLP Aggregated Group contributes to, or has an obligation to contribute to, and has not within six years prior to the Closing Date contributed to, or had an obligation to contribute to, a “multiemployer plan” within the meaning of Section 3(37) of ERISA (i) that is, or would reasonably be expected to be in “critical” or “endangered” status as defined in Section 432 of the Code or Section 305 of ERISA, (ii) that is, or would reasonably be expected to be insolvent or in reorganization as determined pursuant to Title IV of ERISA, (iii) that is, or would reasonably be expected to be subject to proceedings to terminate any such plan or to appoint a trustee to administer any such plan, or (iv) in respect of which the TLLP Group Entities or any member of the TLLP Aggregated Group has incurred or may reasonably be expected to incur any withdrawal liability (as determined in accordance with Section 4201 of ERISA). TLLP Disclosure Schedule 3.14(c)(i) contains a true, correct and complete list of all Employee Benefit Plans subject to Section 412 of the Code, Section 302 or 303 of ERISA or Title IV of ERISA that are sponsored, maintained, contributed to by or required to be contributed to by any TLLP Group Entity or any member of the TLLP Aggregated Group or with respect to which any TLLP Group Entity or any member of the TLLP Aggregated Group has or could have any obligation or liability, whether secondary, contingent or otherwise. Other than the Employee Benefit Plans required to be listed on TLLP Disclosure Schedule 3.14(c)(i), there are no "pension plans" (as defined in Section 3(2) of ERISA) subject to Section 412 of the Code, Section 302 or 303 of ERISA or Title IV of ERISA with respect to which any TLLP Group Entity or any member of the TLLP Aggregated Group has or could have any obligation or liability, whether secondary, contingent or otherwise.
(d)    The present value of the aggregate benefit liabilities under each of the Employee Benefit Plans sponsored by any TLLP Group Entity or any member of the TLLP Aggregated Group subject to Title IV of ERISA (other than multiemployer plans) (the “TLLP Title IV Plans”), determined as of the end of such TLLP Title IV Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such TLLP Title IV Plan’s actuarial valuation report for such plan year, did not exceed the aggregate current value of the assets of such TLLP Title IV Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in Section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in Section 3 of ERISA.
(e)    Except as would not result in any material liability to the TLLP Group Entities (other than with respect to liability of the TLLP Group Entities arising from it being a party to the TLLP Partnership Agreement), the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any subsequent employment-related event) result in any payment or benefit becoming due, result in the acceleration of the time of payment or vesting of any such payments or benefits, result in the incurrence or acceleration of any other obligation related to any Employee Benefit Plan of the TLLP Group Entities or to any current or former employee of or independent contractor to the TLLP Group Entities or any of their Affiliates.
Section 3.15    Transactions with Affiliates. None of the TLLP Group Entities is party to, and immediately after Closing will not be party to, any agreement, contract or arrangement between such TLLP Group Entity, on the one hand, and any of its Affiliates, on the other hand, other than those entered into in the ordinary course of business relating to the provision of transportation storage and logistics services, in each case, on commercially reasonable terms.
Section 3.16    Insurance. Except as would not have a TLLP Material Adverse Effect, the businesses and assets of the TLLP Group Entities are covered by, and insured under, insurance policies underwritten by reputable insurers that include coverages and related limits and deductibles that are customary in the midstream logistics industry. All such insurance policies are in full force and effect and all premiums due and payable on such policies have been paid. No notice of cancellation of, or indication of an intention not to renew, any such insurance policy has been received by the TLLP Parties other than in the ordinary course of business.
Section 3.17    Brokerage Arrangements. None of the TLLP Parties has entered (directly or indirectly) into any agreement with any Person that would obligate any of the QEPM Parties to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby.
Section 3.18    TLLP Information. None of the information supplied (or to be supplied) in writing by or on behalf of TLLP specifically for inclusion or incorporation by reference in (a) the registration statement on Form S-4 to be filed with the SEC by TLLP (as amended or supplemented from time-to-time, the Registration Statement”) will, at the time the Registration Statement is declared effective under the Securities Act (or with respect to any post-effective amendments or supplements thereto, at the time such post-effective amendments or supplements become effective under the Securities Act), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the Proxy Statement/Prospectus (as defined below) will, on the date it is first mailed to Holders of QEPM Common Units, and at the time of the QEPM Limited Partners Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement and Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, TLLP makes no representation or warranty with respect to information supplied by or on behalf of QEPM for inclusion or incorporation by reference in any of the foregoing documents.
Section 3.19    State Takeover Laws. No approvals are required under state takeover or similar Laws in connection with the performance by the TLLP Parties of their obligations under this Agreement.
Section 3.20    Operations of Merger Sub. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has engaged in no business other than in connection with entering into this Agreement and engaging in the transactions contemplated hereby, except that Merger Sub will be a subsidiary guarantor under TLLP’s credit agreements and indentures.
Section 3.21    Waivers and Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE TLLP PARTIES IN THIS AGREEMENT, THE TLLP PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING (A) THE

VALUE, NATURE, QUALITY OR CONDITION OF THEIR RESPECTIVE ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THEIR RESPECTIVE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THEIR RESPECTIVE ASSETS, (B) THE INCOME TO BE DERIVED FROM THEIR RESPECTIVE ASSETS, (C) THE SUITABILITY OF THEIR RESPECTIVE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THEIR RESPECTIVE ASSETS OR THEIR RESPECTIVE OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THEIR RESPECTIVE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, NEITHER THE TLLP PARTIES NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE TLLP PARTIES, THEIR RESPECTIVE BUSINESSES OR THEIR RESPECTIVE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THE PROVISIONS OF THIS SECTION 3.21 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE TLLP GROUP ENTITIES, THEIR RESPECTIVE BUSINESSES OR THEIR RESPECTIVE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE QEPM PARTIES
Except (i) as set forth in a section of the QEPM Disclosure Schedule delivered concurrently herewith corresponding to the applicable sections of this Article IV to which such disclosure applies (provided that any information set forth in one section of the QEPM Disclosure Schedule shall be deemed to apply to each other section thereof to which its relevance is reasonably apparent on its face), or (ii) as disclosed in the QEPM SEC Reports (excluding any disclosures set forth in such QEPM SEC Reports under the heading “Risk Factors” or in any section related to forward‑looking statements) filed on or after January 1, 2013 and prior to the Execution Date (without giving effect to any amendment to any such QEPM SEC Report filed on or after the Execution Date), the QEPM Parties hereby represent and warrant, jointly and severally, to the TLLP Parties that:
Section 4.1    Organization.
(a)    Each of the QEPM Parties is a limited partnership or limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited partnership or limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.

(b)    Each of the QEPM Subsidiaries (other than the QEPM Parties) is a corporation, limited partnership, general partnership or limited liability company duly organized or formed, as applicable, validly existing and in good standing under the laws of its respective jurisdiction of organization or formation and has all requisite corporate, limited partnership, general partnership or limited liability company power and authority to own, operate and lease its properties and assets and to carry on its business as now conducted.
(c)    Each of the QEPM Group Entities is duly licensed or qualified to do business and is in good standing in the states in which the character of the properties and assets owned or held by it or the nature of the business conducted by it requires it to be so licensed or qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a QEPM Material Adverse Effect.
Section 4.2    Authority and Approval. Each of the QEPM Parties has all requisite limited liability company or limited partnership power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform all of the terms and conditions hereof to be performed by it. The execution and delivery by the QEPM Parties of this Agreement, and, in the case of QEPM, subject to obtaining QEPM Unitholder Approval, the consummation of the transactions contemplated hereby and the performance of all of the terms and conditions hereof to be performed by the QEPM Parties have been duly authorized and approved by all requisite limited liability company or limited partnership action on the part of each of the QEPM Parties. The QEPM Board sought Special Approval with respect to this Agreement and the transactions contemplated hereby, including the Merger. At a meeting duly called and held, the QEPM Conflicts Committee, by unanimous vote, (a) approved this Agreement, the Support Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, which approval was intended to constitute Special Approval (as such term is defined in the QEPM Partnership Agreement), (b) determined in good faith that it is in the best interests of QEPM and the Holders of Non‑affiliated QEPM Common Units and not adverse to the best interests of the Partnership Group (as such term is defined in the QEPM Partnership Agreement) for the Partnership to enter into this Agreement and the Support Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, (c) recommended the approval of this Agreement, the Support Agreement and the consummation of the transactions contemplated hereby and thereby, including the Merger, by the QEPM Board and (d) subject to QEPM Board approval, recommended the approval of this Agreement and the Merger by the Holders of Non-affiliated QEPM Common Units. At a meeting duly called and held, the QEPM Board (a) unanimously approved this Agreement, the Support Agreement and the transactions contemplated hereby and thereby, including the Merger, (b) unanimously determined in good faith that it is in the best interest of QEPM and its unitholders and not adverse to the best interests of the Partnership Group (as defined in the QEPM Partnership Agreement) to enter into this Agreement and the Support Agreement and to consummate the transactions contemplated hereby and thereby, including the Merger, (c) recommended that the QEPM Limited Partners, including the Holders of Non-affiliated QEPM Common Units, approve this Agreement and the Merger, and (d) directed that this Agreement be submitted to a vote of the QEPM Limited Partners. This Agreement has been duly executed and delivered by each of the QEPM Parties and constitutes the valid and legally binding obligation of each of them, enforceable against each of the QEPM Parties in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights and remedies generally and by general principles of equity (whether applied in a proceeding at law or in equity).
Section 4.3    No Conflict; Consents.
(a)    The execution, delivery and performance of this Agreement by each of the QEPM Parties does not, and the fulfillment and compliance with the terms and conditions hereof and the consummation of the transactions contemplated hereby (subject to obtaining the QEPM Unitholder Approval) will not: (i) violate, conflict with any of, result in any breach of, or require the consent of any Person under, the terms, conditions or provisions of the Governing Documents of any of the QEPM Group Entities; (ii) materially contravene or violate any provision of applicable Laws binding upon or applicable to the QEPM Group Entities or any of their assets; (iii) conflict with, result in a breach of, constitute a default under (whether with notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or require any consent, authorization or approval under, or result in the suspension, termination or cancellation of, or in a right of suspension, termination or cancellation of, any indenture, mortgage, agreement, contract, commitment, license, concession, QEPM Permit, lease, joint venture or other instrument to which any of the QEPM Group Entities is a party or by which any of the QEPM Group Entities or any of their assets are bound, except for conflicts, breaches, defaults, accelerators, requirements or results that, individually or in the aggregate, would not have a QEPM Material Adverse Effect; (iv) result in the creation of any material Lien (other than Permitted Liens) on any of the assets or businesses of any of the QEPM Group Entities; or (v) cause the transactions contemplated by this Agreement to be subject to state takeover or similar laws.
(b)    No consent, approval, license, permit, order or authorization of any Governmental Entity or other Person is required to be obtained or made by any of the QEPM Group Entities in connection with the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated hereby or thereby, except (i) as have been waived or obtained or with respect to which the time for asserting such right has expired, (ii) for (A) such filings and reports as may be required pursuant to the applicable requirements of the Securities Act, the Exchange Act, and any other applicable state or federal securities, takeover and “blue sky” Laws, (iii) for those which individually or in the aggregate would not have a QEPM Material Adverse Effect (including such consents, approvals, licenses, permits, orders or authorizations that are immaterial and not customarily obtained prior to the Closing and are reasonably expected to be obtained in the ordinary course of business following the Closing), or (iv) for matters expressly contemplated by this Agreement.
Section 4.4    Capitalization; Title to Membership and Limited Partner Interests.
(a)    All of the outstanding shares of capital stock or other equity interests of each QEPM Subsidiary owned directly or indirectly by the QEPM Parties (i) are owned, beneficially and of record free and clear of all Liens in the percentages set out on QEPM Disclosure Schedule 4.4(a) and (ii) have been duly authorized and are validly issued, fully paid (to the extent required under the Governing Documents of the applicable QEPM Subsidiary) and nonassessable (except as such nonassessability may be affected by applicable Laws and the Governing Documents of the applicable entity).
(b)    There are no outstanding subscriptions, options, warrants, preemptive rights, preferential purchase rights, rights of first refusal or any other rights issued or granted by, or binding upon, any of the QEPM Group Entities to purchase or otherwise acquire or to sell or otherwise dispose of any of the QEPM Subsidiaries or the equity interests of the QEPM Subsidiaries.
(c)    As of the date hereof, the outstanding capitalization of QEPM consists of 26,743,881 QEPM Common Units, 26,705,000 QEPM Subordinated Units, 1,090,495 QEPM General Partner Units and the QEPM Incentive Distribution Rights. All of such QEPM Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the QEPM Partnership Agreement, and are fully paid (to the extent required under the QEPM Partnership Agreement) and nonassessable (except as such nonassessability may be affected by DRULPA and the QEPM Partnership Agreement). The QEPM General Partner Units have been duly authorized and validly issued in accordance with the QEPM Partnership Agreement. There are no outstanding subscriptions, options, warrants, preemptive rights, preferential purchase rights, rights of first refusal or any similar rights issued or granted by, or binding upon, QEPM to purchase or otherwise acquire or to sell or otherwise dispose of any equity interests in QEPM, except as set forth in the QEPM SEC Reports.
Section 4.5    SEC Documents; Internal Controls.
(a)    Since January 1, 2013, all reports, including but not limited to the Annual Reports on Form 10-K, the Quarterly Reports on Form 10-Q and the Current Reports on Form 8‑K, forms, schedules, statements, exhibits and other documents required to be filed or furnished by QEPM, with or to the SEC have been or will be timely filed or furnished (the “QEPM SEC Reports”). Each of the QEPM SEC Reports (i) complied or will comply in all material respects with the requirements of applicable Law (including the Exchange Act), and (ii) as of its filing date did not or will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except for any statements in any QEPM SEC Report that may have been modified by an amendment to such report or a subsequent report filed with the SEC prior to the date hereof.
(b)    No QEPM Subsidiary is required to file reports, forms or other documents with the SEC pursuant to the Exchange Act. There are no outstanding comments from, or unresolved issues raised by, the staff of the SEC with respect to the QEPM SEC Reports. No enforcement action has been initiated against QEPM relating to disclosures contained or omitted from any QEPM SEC Report.
(c)    QEPM makes and keeps books, records, and accounts and has devised and maintains a system of internal controls, in each case as required pursuant to Section 13(b)(2) under the Exchange Act. QEPM has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and the applicable listing standards of the NYSE. Such disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by QEPM in the reports that it files under the Exchange Act are recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.
(d)    The principal executive officer and principal financial officer of QEPM General Partner have made all certifications required by the Sarbanes-Oxley Act, and the statements contained in any such certifications are complete and correct, and none of such entities or its officers have received notice from any Governmental Entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certification. As of the date hereof, and except as disclosed in a QEPM SEC Report filed with the SEC prior to the Execution Date, none of such entities has any material weaknesses in the design or operation of such internal controls over financial reporting.
Section 4.6    Financial Statements; Undisclosed Liabilities.
(a)    QEPM’s Annual Report on Form 10‑K filed with the SEC on March 10, 2015 (the “QEPM 10‑K”) sets forth a true and complete copy of the consolidated audited statements of operations, changes in partners’ capital and cash flows for each of the three years in the period ended December 31, 2014 and balance sheets as of December 31, 2014 and 2013 for QEPM, including the notes thereto (the financial statements set forth in the QEPM 10‑K are collectively referred to as the “QEPM Financial Statements”). The QEPM Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto) and present fairly in all material respects the financial condition of QEPM as of such dates and the results of operations of QEPM for such periods, except as otherwise noted therein and subject, in the case of the unaudited financial statements, to normal and recurring adjustments and the absence of certain notes that are included in an annual filing. Except as set forth in the QEPM Financial Statements, there are no “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Exchange Act), where the purpose of such arrangement is to avoid disclosure of any material transaction involving, or material liabilities of, QEPM in the QEPM Financial Statements or any QEPM SEC Report. QEPM has not had any disagreement with its independent public accounting firm requiring disclosure in the QEPM SEC Reports.
(b)    There are no liabilities or obligations of QEPM, QEPM General Partner or the QEPM Subsidiaries (whether known or unknown and whether accrued, absolute, contingent or otherwise) and there are no facts or circumstances that would reasonably be expected to result in any such liabilities or obligations, whether arising in the context of federal, state or local judicial, regulatory, administrative or permitting agency proceedings, other than (i) liabilities or obligations reflected or reserved against in the QEPM Financial Statements, (ii) current liabilities incurred in the ordinary course of business since December 31, 2014, and (iii) liabilities or obligations (whether known or unknown and whether accrued, absolute, contingent or otherwise) that would not, individually or in the aggregate, have a QEPM Material Adverse Effect.

Section 4.7    Real Property; Rights-of-Way.
(a)    Each of the QEPM Group Entities has good and marketable title to all real property and good title to all tangible personal property owned by the QEPM Group Entities and which is sufficient for the operation of their respective businesses as presently conducted, free and clear of all Liens except Permitted Liens, except as would not have, individually or in the aggregate, a QEPM Material Adverse Effect.
(b)    Each of the QEPM Group Entities has such Rights-of-Way as are sufficient to conduct its business in the manner described, and subject to the limitations, qualifications, reservations and encumbrances contained, in any QEPM SEC Report filed on or prior to the date hereof, except for such Rights-of-Way the absence of which has not had, and would not have, individually or in the aggregate, a QEPM Material Adverse Effect. Each of the QEPM Group Entities has fulfilled and performed all of its material obligations with respect to such Rights-of-Way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such Rights-of-Way, except for such revocations, terminations and impairments that have not had, and would not have, individually or in the aggregate, a QEPM Material Adverse Effect.
(c)    Except as set forth on QEPM Disclosure Schedule 4.7(c), (i) (A) there are no pending proceedings or actions to modify the zoning classification of, or to condemn or take by power of eminent domain, all or any of the assets of the QEPM Group Entities and (B) none of the QEPM Parties have Knowledge of any such threatened proceeding or action, which (in either case), if pursued, would have a QEPM Material Adverse Effect, (ii) to the extent located in jurisdictions subject to zoning, the assets of the QEPM Group Entities that are real property (owned or leased) are properly zoned for the existence, occupancy and use of all of the improvements located on the owned and leased real property and on the rights-of-way and easements held by any of the QEPM Group Entities, except as would not have a QEPM Material Adverse Effect, and (iii) none of such improvements are subject to any conditional use permits or “permitted non-conforming use” or “permitted non-conforming structure” classifications or similar permits or classifications, except as would not, either currently or in the case of a rebuilding of or additional construction of improvements, have a QEPM Material Adverse Effect.
Section 4.8    Litigation; Laws and Regulations. Except as set forth on QEPM Disclosure Schedule 4.8:
(a)    there are no (i) civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or proceedings pending or, to the QEPM Parties’ Knowledge, threatened against or affecting the QEPM Group Entities, their assets, or any of the operations of the QEPM Group Entities related thereto or (ii) judgments, orders, decrees or injunctions of any Governmental Entity, whether at law or in equity, against or affecting the QEPM Group Entities, their assets, or any of the operations of the QEPM Group Entities related thereto, except in each case, for those items that would not, individually or in the aggregate, have a QEPM Material Adverse Effect; and

(b)    none of the QEPM Group Entities is in violation of or in default under its Governing Documents or any applicable Law, except as would not, individually or in the aggregate, have a QEPM Material Adverse Effect.
Section 4.9    No Adverse Changes. Since December 31, 2014, there has not been a QEPM Material Adverse Effect.
Section 4.10    Taxes. Except as disclosed in QEPM Disclosure Schedule 4.10. (i) All Tax Returns required to be filed by or with respect to QEPM or any of the QEPM Subsidiaries or their assets have been filed on a timely basis (taking into account all extensions of due dates) and all such Tax Returns are complete and accurate in all material respects; (ii) except for Taxes not yet delinquent or being contested in good faith, all Taxes owed by QEPM or any of the QEPM Subsidiaries with respect to their assets, which are or have become due, have been timely paid in full; (iii) except for Permitted Liens, there are no Liens on any of the assets of QEPM or any of the QEPM Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax on any of such assets; (iv) there is no pending action, proceeding or investigation for assessment or collection of Taxes and no Tax assessment, deficiency or adjustment has been asserted or proposed with respect to QEPM or any of the QEPM Subsidiaries or their assets; (v) neither QEPM nor any QEPM Subsidiary has elected to be classified as an association taxable as a corporation for U.S. federal income tax purposes; (vi) QEPM and each of the QEPM Subsidiaries that is classified as a partnership for U.S. federal income tax purposes has in effect a valid election under Section 754 of the Code; and (vii) in each tax year since the formation of QEPM up to and including the current tax year, at least 90% of the gross income of QEPM has been income which is "qualifying income" within the meaning of Section 7704(d) of the Code.
Section 4.11    Environmental Matters. Except as disclosed in QEPM Disclosure Schedule 4.11, or as would not reasonably be expected, individually or in the aggregate, to have a QEPM Material Adverse Effect: (a) the QEPM Group Entities, their assets and their operations relating thereto are in compliance with applicable Environmental Laws; (b) no circumstances exist with respect to the QEPM Group Entities, their assets or their operations relating thereto that give rise to an obligation by the QEPM Group Entities to investigate, remediate, monitor, report or otherwise address the presence or release, on-site or offsite, of Hazardous Materials under any applicable Environmental Laws; (c) the QEPM Group Entities, their assets or their operations related thereto are not subject to any pending or, to the Knowledge of the QEPM Parties, threatened, claim, action, suit, investigation, inquiry or proceeding under any Environmental Law (including designation as a potentially responsible party under CERCLA or any similar local or state law); (d) all notices, permits, permit exemptions, licenses or similar authorizations, if any, required to be obtained or filed by the QEPM Group Entities, with respect to their assets or their operations relating thereto have been duly obtained or filed and are valid and currently in effect and will be legally usable by the QEPM Group Entities at the time of the Closing; (e) there has been no release of any Hazardous Material into the environment by the QEPM Group Entities, their assets, or their operations relating thereto, except in compliance with Environmental Law; and (f) there has been no exposure of any Person or property to any Hazardous Material in connection with their assets or their operations that would result in liability under Environmental Law.

Section 4.12    Licenses; Permits. Except as disclosed in QEPM Disclosure Schedule 4.12:
(a)    The QEPM Group Entities have all licenses, permits and authorizations issued or granted by Governmental Entities that are necessary for the conduct of their respective businesses as now being conducted or have obtained valid waivers therefrom (collectively, the “QEPM Permits”), except in each case for such items which the failure to obtain would not result, individually or in the aggregate, in a QEPM Material Adverse Effect;
(b)    All QEPM Permits are validly held by the QEPM Group Entities and are in full force and effect, except as would not, individually or in the aggregate, have a QEPM Material Adverse Effect;
(c)    The QEPM Group Entities have complied with all terms and conditions of the Permits, except as would not, individually or in the aggregate, have a QEPM Material Adverse Effect; and
(d)    The QEPM Permits will not be subject to suspension, modification, revocation or non-renewal as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except, in each case, as would not, individually or in the aggregate, have a QEPM Material Adverse Effect.
Section 4.13    Contracts.
(a)    Except for this Agreement and the other agreements and contracts filed as exhibits to the QEPM SEC Reports, as of the date hereof, none of the QEPM Group Entities is a party to or bound by any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S‑K of the SEC). All contracts of the type referred to in the previous sentence are referred to herein as “QEPM Material Contracts”.
(b)    (1) each QEPM Material Contract is valid and binding and in full force and effect, (2) the QEPM Group Entity that is a party to each QEPM Material Contract has performed all obligations required to be performed by it to date under such QEPM Material Contract, (3) no event or condition exists that constitutes or, after notice or lapse of time or both, would constitute, a default on the part of a QEPM Group Entity under any such QEPM Material Contract and (4) to the Knowledge of QEPM, no other party to such QEPM Material Contract is in default in any respect thereunder.
Section 4.14    Employees and Employee Benefits.
(a)    None of the employees of the QEPM Group Entities (collectively, the “QEPM Associated Employees”) are covered by a collective bargaining agreement or similar agreement. To the Knowledge of the QEPM Parties, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened with respect to the QEPM Associated Employees. Except as would not, individually or in the aggregate, have a QEPM Material Adverse Effect or as set forth on QEPM Disclosure Schedule 4.14(a), none of the QEPM Parties have Knowledge of any facts or circumstances that have resulted or would reasonably be expected to result in a claim on behalf of an individual or a class for unlawful discrimination, unpaid overtime or any other violation of state or federal laws relating to employment of the QEPM Associated Employees. There is no labor strike, or other material dispute, slowdown or stoppage pending or, to the Knowledge of the QEPM Parties, threatened against any of the QEPM Group Entities with respect to any QEPM Associated Employee.
(b)    Except as would not, individually or in the aggregate, reasonably be expected to result in a QEPM Material Adverse Effect, (i) each Employee Benefit Plan in which QEPM Associated Employees participate and that is intended to be qualified under Section 401(a) of the Code has received and is currently covered by a favorable determination letter, advisory letter or opinion letter from the Internal Revenue Service regarding its qualified status, and (ii) each Employee Benefit Plan in which QEPM Associated Employees participate is and has been operated and maintained in material compliance with its terms and the provisions of all applicable Laws, including, without limitation, ERISA and the Code.
(c)    With respect to any Employee Benefit Plan that the QEPM Parties (or any entity treated as a single employer with any QEPM Party for purposes of Section 414 of the Code or Section 4001(a)(14) of ERISA (the “QEPM Aggregated Group”)) have sponsored or maintained within the last six years or have contributed to or had any obligation to contribute to within the past six years, (i) except for an event that would not, individually or in the aggregate, reasonably be expected to result in a QEPM Material Adverse Effect, there has been no “reportable event,” as that term is defined in Section 4043 of ERISA, for which the 30-day reporting requirement has not been waived, and the transactions contemplated by this Agreement will not result in such a “reportable event” for which a waiver does not apply, (ii) none of the QEPM Group Entities or any member of the QEPM Aggregated Group has incurred any direct or indirect liability under Title IV of ERISA other than liability for premiums to the Pension Benefit Guaranty Corporation that have been timely paid and other than any liabilities for which the QEPM Group Entities have no direct or indirect responsibility or obligation (other than with respect to the QEPM Partnership Agreement) and (iii) there does not exist any accumulated funding deficiency within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived that, in either case, would give rise to a Lien on any of the assets of the QEPM Group Entities or that would reasonably be expected to result in a QEPM Material Adverse Effect. None of the QEPM Group Entities or any member of the QEPM Aggregated Group contributes to, or has an obligation to contribute to, and has not within six years prior to the Closing Date contributed to, or had an obligation to contribute to, a “multiemployer plan” within the meaning of Section 3(37) of ERISA (i) that is, or would reasonably be expected to be in “critical” or “endangered” status as defined in Section 432 of the Code or Section 305 of ERISA, (ii) that is, or would reasonably be expected to be insolvent or in reorganization as determined pursuant to Title IV of ERISA, (iii) that is, or would reasonably be expected to be subject to proceedings to terminate any such plan or to appoint a trustee to administer any such plan, or (iv) in respect of which the QEPM Group Entities or any member of the QEPM Aggregated Group has incurred or may reasonably be expected to incur any withdrawal liability (as determined in accordance with Section 4201 of ERISA). QEPM Disclosure Schedule 4.14(c)(i) contains a true, correct and complete list of all Employee Benefit Plans subject to Section 412 of the Code, Section 302 or 303 of ERISA or Title IV of ERISA that are sponsored, maintained, contributed to by or required to be contributed to by any QEPM Group Entity or any member of the QEPM Aggregated Group or with respect to which any QEPM Group Entity or any member of the QEPM Aggregated Group has or could have any obligation or liability, whether secondary, contingent or otherwise. Other than the Employee Benefit Plans required to be listed on QEPM Disclosure Schedule 4.14(c)(i), there are no "pension plans" (as defined in Section 3(2) of ERISA) subject to 412 of the Code, Section 302 or 303 of ERISA or Title IV of ERISA with respect to which any QEPM Group Entity or any member of the QEPM Aggregated Group has or could have any obligation or liability, whether secondary, contingent or otherwise.
(d)    Except as would not result in any material liability to the QEPM Group Entities (other than with respect to liability of the QEPM Group Entities arising from it being a party to the QEPM Partnership Agreement), the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any subsequent employment-related event) result in any payment or benefit becoming due, result in the acceleration of the time of payment or vesting of any such payments or benefits, result in the incurrence or acceleration of any other obligation related to the Employee Benefit Plans or to any current or former employee of or independent contractor to the QEPM Group Entities or any of their Affiliates.
(e)    Notwithstanding anything herein to the contrary, no representations or warranties are made in this Section 4.14 with respect to the Tesoro Corporation Retirement Plan.
Section 4.15    Transactions with Affiliates. Except as disclosed in QEPM Disclosure Schedule 4.15, none of the QEPM Group Entities is party to, and immediately after Closing will not be party to, any agreement, contract or arrangement between such QEPM Group Entity, on the one hand, and any of its Affiliates, on the other hand, other than (a) those entered into in the ordinary course of business relating to the provision of natural gas gathering, processing, treating, transportation and storage services and NGL marketing services or for the purchase of power, the purchase or sale of natural gas for fuel or system requirements or the purchase or sale of liquid products, in each case, on commercially reasonable terms and (b) those entered into for purposes of hedging future anticipated purchases or sales of commodities.
Section 4.16    Insurance. Except as would not have a QEPM Material Adverse Effect, the businesses and assets of the QEPM Group Entities are covered by, and insured under, insurance policies underwritten by reputable insurers that include coverages and related limits and deductibles that are customary in the midstream logistics industry. All such insurance policies are in full force and effect and all premiums due and payable on such policies have been paid. No notice of cancellation of, or indication of an intention not to renew, any such insurance policy has been received by the QEPM Parties other than in the ordinary course of business.
Section 4.17    Brokerage Arrangements. None of the QEPM Parties has entered (directly or indirectly) into any agreement with any Person that would obligate any of the TLLP Parties to pay any commission, brokerage or “finder’s fee” or other similar fee in connection with this Agreement or the transactions contemplated hereby.
Section 4.18    Opinion of Financial Advisor. The QEPM Conflicts Committee has received the opinion of Tudor, Pickering, Holt & Co. Advisors, LLC to the effect that, as of the date of such opinion and based upon and subject to the assumptions, limitations and qualifications set forth therein, the Exchange Ratio provided in the Merger pursuant to this Agreement is fair, from a financial point of view, to the Holders of Non-affiliated QEPM Common Units.

Section 4.19    QEPM Information. None of the information supplied (or to be supplied) in writing by or on behalf of QEPM specifically for inclusion or incorporation by reference in (a) the Registration Statement will, at the time the Registration Statement is declared effective under the Securities Act (or with respect to any post-effective amendments or supplements thereto, at the time such post-effective amendments or supplements become effective under the Securities Act), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, and (b) the Proxy Statement/Prospectus (as defined below) will, on the date it is first mailed to Holders of QEPM Common Units, and at the time of the QEPM Limited Partners Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement/Prospectus will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, QEPM makes no representation or warranty with respect to information supplied by or on behalf of TLLP for inclusion or incorporation by reference in any of the foregoing documents.
Section 4.20    State Takeover Laws. No approvals are required under state takeover or similar Laws in connection with the performance by the QEPM Parties of their obligations under this Agreement.
Section 4.21    Waivers and Disclaimers. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES AND OTHER COVENANTS AND AGREEMENTS MADE BY THE QEPM PARTIES IN THIS AGREEMENT, THE QEPM PARTIES HAVE NOT MADE, DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY, ORAL OR WRITTEN, PAST OR PRESENT REGARDING (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THEIR RESPECTIVE ASSETS INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL, GEOLOGY OR ENVIRONMENTAL CONDITION OF THEIR RESPECTIVE ASSETS GENERALLY, INCLUDING THE PRESENCE OR LACK OF HAZARDOUS SUBSTANCES OR OTHER MATTERS ON THEIR RESPECTIVE ASSETS, (B) THE INCOME TO BE DERIVED FROM THEIR RESPECTIVE ASSETS, (C) THE SUITABILITY OF THEIR RESPECTIVE ASSETS FOR ANY AND ALL ACTIVITIES AND USES THAT MAY BE CONDUCTED THEREON, (D) THE COMPLIANCE OF OR BY THEIR RESPECTIVE ASSETS OR THEIR RESPECTIVE OPERATION WITH ANY LAWS (INCLUDING WITHOUT LIMITATION ANY ZONING, ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS), OR (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THEIR RESPECTIVE ASSETS. EXCEPT TO THE EXTENT PROVIDED IN THIS AGREEMENT, NEITHER THE QEPM PARTIES NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE

QEPM PARTIES, THEIR RESPECTIVE BUSINESSES OR THEIR RESPECTIVE ASSETS FURNISHED BY ANY AGENT, EMPLOYEE, SERVANT OR THIRD PARTY. THE PROVISIONS OF THIS SECTION 4.21 HAVE BEEN NEGOTIATED BY THE PARTIES AFTER DUE CONSIDERATION AND ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY REPRESENTATIONS OR WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE QEPM GROUP ENTITIES, THEIR RESPECTIVE BUSINESSES OR THEIR RESPECTIVE ASSETS THAT MAY ARISE PURSUANT TO ANY LAW NOW OR HEREAFTER IN EFFECT, OR OTHERWISE, EXCEPT AS SET FORTH IN THIS AGREEMENT.
ARTICLE V
ADDITIONAL AGREEMENTS, COVENANTS,
RIGHTS AND OBLIGATIONS
Section 5.1    Conduct of Parties.
(a)    From the Execution Date until the Effective Time, neither TLLP nor QEPM shall, nor shall it cause any of its Subsidiaries to, take any action prohibited by this Agreement or fail to take any action required by this Agreement that, in either case, would be reasonably likely to materially delay the consummation of the Merger or result in the failure of a condition to closing pursuant to Article VI.
(b)    Without limiting the generality of Section 5.1(a), except (1) as otherwise contemplated by this Agreement, (2) as otherwise required by applicable Law or (3) as set forth in QEPM Disclosure Schedule 5.1(b) or in TLLP Disclosure Schedule 5.1(b), each of TLLP and QEPM will not, and agrees that it will cause the QEPM Subsidiaries or TLLP Subsidiaries, as applicable, not to, during the period from the Execution Date until the Effective Time, in each case without the prior written consent of TLLP (with respect to actions to be taken by QEPM or the QEPM Subsidiaries) or QEPM (with respect to actions to be taken by TLLP or the TLLP Subsidiaries) (which consent will not be unreasonably withheld, delayed or conditioned):
(i)    make any change in its Governing Documents as in effect on the Execution Date in any manner that would reasonably be expected to (A) adversely affect in a material way the rights of holders of its securities or the securities of any other party hereto, or (B) prohibit or materially impede or delay the Merger or the consummation of the other transactions contemplated by this Agreement;
(ii)    adopt or vote to adopt a plan of complete or partial dissolution or liquidation;
(iii)    make any material change in its tax methods, principles or elections that would reasonably be expected to materially adversely affect the ability of Norton Rose Fulbright US LLP to deliver its tax opinion at Closing pursuant to Section 6.2(b) or of Andrews Kurth LLP to deliver its tax opinion at Closing pursuant to Section 6.3(b); or

(iv)    agree or commit to do any of the foregoing.
(c)    From the Execution Date until the Effective Time, each Party Group shall promptly notify the other Party Group in writing of (i) any event, condition or circumstance that is reasonably likely to result in any of the conditions set forth in Article VI not being satisfied at the Effective Time, and (ii) any material breach by the notifying Party Group of any covenant, obligation or agreement contained in this Agreement; provided, however, that the delivery of any notice pursuant to this Section 5.1(c) shall not limit or otherwise affect the remedies available hereunder to the notified Party Group.
Section 5.2    Access to Information; Confidentiality. Subject to applicable Laws, upon reasonable notice, each Party Group shall (and shall cause the members of such Party Group to) afford the officers, employees, counsel, accountants and other Representatives and advisors of the requesting Party Group reasonable access, during normal business hours from the Execution Date until the Closing, to its properties, books, contracts and records as well as to their management personnel; provided that such access shall be provided on a basis that minimizes the disruption to the operations of the disclosing Party Group and the members of its Party Group. The disclosing Party Group shall not be responsible to the requesting Party Group for personal injuries sustained by the requesting Party Group’s officers, employees, counsel, accountants and other representatives and advisors in connection with the access provided pursuant to this Section 5.2, and shall be indemnified and held harmless by the requesting Party Group for any losses suffered by the disclosing Party Group or its officers, employees or representatives in connection with any such personal injuries. Subject to applicable Laws, during such period, each Party Group shall (and shall cause the members of such Party Group to) furnish promptly to the other Party Group (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it in connection with the transactions contemplated by this Agreement during such period pursuant to the requirements of Federal, state or foreign laws (including pursuant to the Securities Act, the Exchange Act and the rules of any Governmental Entity thereunder), as applicable (other than documents which such Party Group is not permitted to disclose under applicable Laws) and (ii) all information concerning the disclosing Party Group’s business, properties and personnel as the requesting Party Group may reasonably request, including all information relating to environmental matters. Notwithstanding the foregoing, a Party Group shall have no obligation to disclose or provide access to any information the disclosure of which such Party Group has concluded may jeopardize any privilege available to such Party Group relating to such information or would be in violation of a confidentiality obligation binding on such Party Group.
Section 5.3    Certain Filings.
(a)    As promptly as reasonably practicable following the Execution Date (i) each of the TLLP Parties and the QEPM Parties agrees to cooperate in the preparation of the Registration Statement, which Registration Statement shall include a Proxy Statement/Prospectus to be distributed to the Holders of QEPM Common Units in connection with the QEPM Limited Partners’ Meeting (the “Proxy Statement/Prospectus”), (ii) TLLP shall use its commercially reasonable efforts to cause the TLLP Common Units to be issued in the Merger to be approved for listing on the NYSE (subject, if applicable, to notice of issuance) prior to the Effective Time, and (iii) the parties hereto shall make all required filings under applicable state securities and “blue sky” Laws, provided, however, that no such filings shall be required in any jurisdiction where, as a result thereof, TLLP would become subject to general service of process or to taxation or qualification to do business as a foreign partnership doing business in such jurisdiction solely as a result of such filing. TLLP agrees to file the Registration Statement with the SEC as promptly as reasonably practicable. Each of TLLP and QEPM agrees to use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Each of TLLP and QEPM agrees to furnish to the other party all information concerning the TLLP Group Entities or the QEPM Group Entities, as applicable, and to take such other action as may be reasonably requested in connection with the foregoing. No filing of the Registration Statement will be made by TLLP, and no filing of the Proxy Statement/Prospectus will be made by TLLP or QEPM, in each case without providing the other party a reasonable opportunity to review and comment thereon.
(b)    Each of the TLLP Parties and the QEPM Parties further agrees that, if it shall become aware prior to the Closing Date of any information that would cause any of the statements in the Registration Statement or the Proxy Statement/Prospectus to be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not false or misleading, it will promptly inform the other party thereof and take the necessary steps to correct such information in an amendment or supplement to the Registration Statement or Proxy Statement/Prospectus. No amendment or supplement to the Registration Statement will be made by TLLP, and no amendment or supplement to the Proxy Statement/Prospectus will be made by TLLP or QEPM, in each case without providing the other party a reasonable opportunity to review and comment thereon.
(c)    Each of QEPM and TLLP shall (1) promptly notify the other of receipt of any comments from the SEC or its staff or any other applicable government official and of any requests by the SEC or its staff or any other applicable government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and (2) promptly supply the other with copies of all correspondence between QEPM or any of its representatives, or TLLP or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other applicable government official, on the other hand, with respect thereto. TLLP and QEPM shall use their respective commercially reasonable efforts to respond to any comments of the SEC or its staff with respect to the Proxy Statement/Prospectus or the Registration Statement as promptly as practicable.
Section 5.4    QEPM Limited Partners’ Meeting.
(a)    Except as permitted by this Section 5.4, the QEPM Parties shall, in accordance with applicable Law and the QEPM Partnership Agreement, cause a meeting of the Limited Partners (as such term is defined in the QEPM Partnership Agreement) of QEPM (the “QEPM Limited Partners’ Meeting”) to be duly called and held as soon as reasonably practicable after the Registration Statement is declared effective under the Securities Act to consider and vote upon the adoption and approval of this Agreement and the Merger. Except as permitted by Section 5.5(b), the QEPM Board shall unanimously recommend approval and adoption of this Agreement and the Merger by the Holders of QEPM Units and the QEPM Conflicts Committee shall unanimously recommend approval and adoption of this Agreement and the Merger (the “QEPM Recommendation”) by the Holders of QEPM Common Units other than the QEPM General Partner and its Affiliates (as such term is defined in the QEPM Partnership Agreement) (the “Non-affiliated QEPM Common Units”) and shall include such QEPM Recommendation in the Proxy Statement/Prospectus. QEP Field Services shall be present at the QEPM Limited Partners’ Meeting in its capacity as a Holder of QEPM Units, and shall vote all of the QEPM Units held by it in accordance with the Support Agreement.
(b)    QEPM may adjourn or postpone the QEPM Limited Partners’ Meeting (i) if, as of the time for which the meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus), there are an insufficient number of QEPM Common Units represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the QEPM Limited Partners’ Meeting, (ii) if the failure to adjourn or postpone the meeting is determined after consultation with outside counsel to be reasonably likely to result in a violation of Law, for the distribution of any required supplement or amendment to the Proxy Statement/Prospectus, or (iii) for a single period not to exceed ten Business Days, to solicit additional proxies if necessary to obtain the QEPM Unitholder Approval.
(c)    Notwithstanding anything to the contrary in this Agreement, if there occurs a QEPM Recommendation Change (as defined below) in accordance with this Agreement, QEPM shall not be required to call, hold or convene the QEPM Limited Partners’ Meeting (whether or not such meeting has been previously called).
Section 5.5    No Solicitation.
(a)    The QEPM Parties shall not, and the QEPM Parties shall cause the QEPM Subsidiaries not to, and the QEPM Parties shall direct and use their commercially reasonable best efforts to cause the QEPM Parties’ respective directors, officers or employees or any investment bank, financial advisor, attorney, accountant or other advisor, agent or representative retained by them or any of the QEPM Subsidiaries, including for clarification and without limitation the QEPM Conflicts Committee and its members, financial advisors, attorneys and other advisors (collectively, “Representatives”) not to, directly or indirectly, take any action to solicit, initiate, or knowingly encourage or knowingly facilitate the making of any QEPM Takeover Proposal or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto (except to notify such Person of the existence of the provisions of this Section 5.5), or disclose any non-public information or afford access to properties, books or records to, any Person that has made, or to the QEPM Parties’ Knowledge is considering making, any QEPM Takeover Proposal or any inquiry with respect thereto, or approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to a QEPM Takeover Proposal, or propose publicly or agree to do any of the foregoing relating to a QEPM Takeover Proposal or any inquiry with respect thereto. The QEPM Parties shall, and shall cause the QEPM Subsidiaries to, immediately cease and cause to be terminated, and shall use their commercially reasonable best efforts to cause their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Person conducted heretofore with respect to any QEPM Takeover Proposal. The QEPM Parties shall enforce, and not terminate or grant any waiver with respect to, existing confidentiality, standstill or similar agreements. Notwithstanding the foregoing, at any time prior to (but not after) the date of the QEPM Unitholder Approval, in response to a bona fide written QEPM Takeover Proposal, which QEPM Takeover Proposal was not solicited, initiated, knowingly encouraged or knowingly facilitated by the QEPM Parties or their respective Representatives, was made after the date hereof and did not otherwise result from a breach of this Section 5.5(a), the QEPM Parties may, if and only if (i) the QEPM Conflicts Committee determines (A) after consultation with its financial advisor and legal counsel, that the QEPM Takeover Proposal constitutes or is likely to result in a Superior Proposal and (B) after consultation with outside legal counsel, that the failure to do so would not be in the best interests of the Holders of Non-affiliated QEPM Common Units and (ii) the QEPM Parties comply with all of their obligations under this Section 5.5, (x) furnish information with respect to the QEPM Group Entities to the Person making such QEPM Takeover Proposal (and its Representatives) pursuant to an executed confidentiality agreement, provided that all such information has previously been provided to TLLP and (y) participate in discussions or negotiations with the Person making such QEPM Takeover Proposal (and its Representatives) regarding such QEPM Takeover Proposal.
(b)    Neither the QEPM Board nor the QEPM Conflicts Committee, in each case unless permitted by this Section 5.5(b), shall (i) (A) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to TLLP, the approval, recommendation or declaration of advisability by such QEPM Board or QEPM Conflicts Committee of this Agreement, the Merger or the other transactions contemplated by this Agreement, (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any QEPM Takeover Proposal, or (C) fail to reaffirm (publicly if so requested) the QEPM Recommendation within five Business Days after TLLP requests in writing that such QEPM Recommendation be affirmed (any action described in clauses (A), (B) or (C) of this clause (i) being referred to as a “QEPM Recommendation Change”) or (ii) approve or recommend, or propose to approve or recommend, or allow any QEPM Group Entity to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to any QEPM Takeover Proposal (other than a confidentiality agreement permitted to be entered into pursuant to Section 5.5(a)).
(i)    Notwithstanding any other provision of this Agreement, the QEPM Conflicts Committee shall be permitted to make a QEPM Recommendation Change, only if and to the extent that all of the following conditions are met: (A) the QEPM Unitholder Approval has not been obtained; (B) the QEPM Conflicts Committee determines, after consulting with outside legal counsel, that failure to so make a QEPM Recommendation Change would not be in the best interests of the Holders of Non-affiliated QEPM Common Units; (C) at least three Business Days prior to taking any such action, QEPM gives TLLP written notice advising TLLP of the decision of the QEPM Conflicts Committee to take such action, including the reasons therefor and, in the event that such decision relates to a QEPM Takeover Proposal, such notice specifies the material terms and conditions of such QEPM Takeover Proposal and identifies the Person making such QEPM Takeover Proposal (and QEPM keeps

TLLP reasonably and promptly informed with respect to the status and changes in the material terms and conditions of such proposal); and (D) QEPM has given TLLP at least three Business Days after delivery of each such notice to propose revisions to the terms of this Agreement (or make another proposal) and has negotiated in good faith with TLLP with respect to such proposed revisions or other proposal, if any.
(ii)    Notwithstanding any other provision of this Agreement, the QEPM Board shall be permitted to make a QEPM Recommendation Change, only if and to the extent that all of the following conditions are met: (A) the QEPM Conflicts Committee has made a QEPM Recommendation Change pursuant to Section 5.5(b)(i); and (B) the QEPM Unitholder Approval has not been obtained.
(c)    In the event the QEPM Parties receive a QEPM Takeover Proposal, or any request for non-public information relating to the QEPM Parties or for access to the properties, books or records of the QEPM Parties by any Person that has made, or to the QEPM Parties’ Knowledge may be considering making, a QEPM Takeover Proposal, the QEPM Parties will (i) within forty-eight hours after receipt of any such QEPM Takeover Proposal or request notify (which notice shall be provided orally and in writing and shall identify the Person making such QEPM Takeover Proposal or request and set forth the material terms thereof) TLLP thereof and (ii) will keep TLLP reasonably and promptly informed of any material changes to the terms of any such QEPM Takeover Proposal or request.
(d)    Nothing contained in this Agreement shall prohibit QEPM from (i) taking and disclosing to its unitholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act with regard to a QEPM Takeover Proposal or (ii) making any required disclosure to Holders of QEPM Units if, in the judgment of the QEPM Conflicts Committee after consultation with outside legal counsel, failure to so disclose would not be in the best interests of the Holders of Non-affiliated QEPM Common Units; provided, however, that no QEPM Recommendation Change shall occur in any event except as permitted by Section 5.5(b).
(e)    The QEPM Parties agree that they will take all necessary steps to inform the QEPM Subsidiaries and Representatives of the obligations undertaken in this Section 5.5.
Section 5.6    Commercially Reasonable Efforts; Further Assurances. From and after the Execution Date, upon the terms and subject to the conditions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable. Without limiting the foregoing but subject to the other terms of this Agreement, the parties hereto agree that, from time to time, whether before, at or after the Closing Date, each of them will execute and deliver, or cause to be executed and delivered, such instruments of assignment, transfer, conveyance, endorsement, direction or authorization as may be necessary to consummate and make effective the transactions contemplated by this Agreement.

Section 5.7    No Public Announcement. On the Execution Date, the parties hereto shall issue a joint press release with respect to the execution of this Agreement and the Merger, which press release shall be reasonably satisfactory to TLLP General Partner and the QEPM Conflicts Committee. No party hereto shall issue any other press release or make any other public announcement concerning this Agreement or the transactions contemplated by this Agreement (other than a QEPM Recommendation Change as permitted by this Agreement, public announcements at industry road shows and conferences, as may be required by Law or by obligations pursuant to any listing agreement with the NYSE, in which event the party making the public announcement or press release shall, to the extent practicable, notify TLLP General Partner or the QEPM General Partner, as applicable, in advance of such public announcement or press release) without the prior approval of TLLP General Partner or the QEPM Conflicts Committee, as applicable, which approval shall not be unreasonably withheld, delayed or conditioned.
Section 5.8    Expenses. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement, including legal fees, accounting fees, financial advisory fees and other professional and non-professional fees and expenses, shall be paid by TLLP.
Section 5.9    Regulatory Issues. QEPM and TLLP shall cooperate fully with respect to any filing, submission or communication with a Governmental Entity having jurisdiction over the Merger. Such cooperation shall include the parties’: (i) providing, in the case of oral communications with a Governmental Entity, advance notice of any such communication and an opportunity for the other party to participate; (ii) providing, in the case of written communications, an opportunity for the other party to comment on any such communication and provide the other with a final copy of all such communications; and (iii) complying promptly with any request for information from a Governmental Entity (including an additional request for information and documentary material), unless directed not to do so by the other party hereto. Notwithstanding the foregoing, nothing in this Agreement will require any party hereto to hold separate or make any divestiture not expressly contemplated herein of any asset or otherwise agree to any restriction on its operations or other burdensome condition which would in any such case be material to its assets, liabilities or business in order to obtain any consent or approval or other clearance required by this Agreement.
Section 5.10    D&O Indemnification and Insurance.
(a)    All rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) now existing in favor of the QEPM D&O Indemnified Parties as provided in the Governing Documents of any QEPM Group Entity, under applicable Delaware law, or otherwise, shall continue in full force and effect in accordance with their terms after the Effective Time.
(b)    For a period of six years after the Effective Time, TLLP shall maintain officers’ and directors’ liability insurance covering each QEPM D&O Indemnified Party who is or at any time prior to the Effective Time was covered by the existing officers’ and directors’ liability insurance applicable to the QEPM Group Entities (“D&O Insurance”) on terms substantially no less advantageous to the QEPM D&O Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided, however, that TLLP shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the current annual premium currently paid by the QEPM Group Entities for such insurance, but in such case shall purchase as much of such coverage as possible for such amount. Such insurance shall contain a “no rescission” endorsement or the substantive equivalent thereof. TLLP shall have the right to cause coverage to be extended under the D&O Insurance by obtaining a six-year “tail” policy on terms and conditions no less advantageous than the existing D&O Insurance, and such “tail” policy shall satisfy the provisions of this Section 5.10.
(c)    The provisions of this Section 5.10 shall survive the consummation of the Merger and expressly are intended to benefit each of the QEPM D&O Indemnified Parties.
(d)    In the event TLLP or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in either such case, TLLP shall cause proper provision to be made so that its successors and assigns, as the case may be, shall assume the obligations set forth in this Section 5.10.
Section 5.11    Distributions. The TLLP Parties and the QEPM Parties shall coordinate with each other the declaration of and the setting of record dates and payment dates for, and the taking of any other actions necessary with respect to:
(a)    distributions in respect of the QEPM Common Units and TLLP Common Units so that, in respect of any fiscal quarter, Holders of QEPM Common Units do not (i) receive more than one distribution in respect of (A) QEPM Common Units and (B) TLLP Common Units received pursuant to the Merger in exchange therefor or (ii) fail to receive a distribution in respect of either (x) QEPM Common Units and (y) TLLP Common Units received pursuant to the Merger in exchange therefor; and
(b)    distributions with respect to the TLLP General Partner Units, QEPM General Partner Units, TLLP Incentive Distribution Rights and QEPM Incentive Distribution Rights so that, in respect of any fiscal quarter, the holders thereof receive a full distribution reflective of the portion of such fiscal quarter for which such interests were outstanding.
Section 5.12    Section 16 Matters. Prior to the Effective Time, the TLLP Board and the QEPM Board shall take all such steps as may be necessary or appropriate to cause the transactions contemplated by this Agreement, including any dispositions of QEPM Units (including derivative securities with respect to such QEPM Units) or acquisitions of TLLP Common Units (including derivative securities with respect to such TLLP Common Units) resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to QEPM, or will become subject to such reporting requirements with respect to TLLP, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.13    Consent to Use of Financial Statements; Financing Cooperation. The QEPM Parties hereby consent to the TLLP Group Entities’ use of and reliance on any audited or unaudited financial statements, including the QEPM Financial Statements, relating to the QEPM Group Entities reasonably requested by the TLLP Parties to be used in any financing or other activities of the TLLP Parties, including any filings that the TLLP Parties desire to make with the SEC. In addition, the QEPM Parties will use commercially reasonable efforts, at the TLLP Parties’ sole cost and expense, to obtain the consent of PriceWaterhouseCoopers to the inclusion of the financial statements referenced above in appropriate filings with the SEC. Prior to the Closing, the QEPM Parties will provide the TLLP Parties such information, and make available such personnel, as the TLLP Parties may reasonably request in order to assist any of the TLLP Group Entities in connection with financing activities, including any public offerings to be registered under the Securities Act or private offerings.
Section 5.14    QEPM Conflicts Committee. Prior to the Effective Time, none of the TLLP Group Entities shall, without the consent of the QEPM Conflicts Committee, eliminate the QEPM Conflicts Committee, revoke or diminish the authority of the QEPM Conflicts Committee or remove or cause the removal (without cause) of any director of QEPM General Partner who is a member of the QEPM Conflicts Committee either as a director or as a member of such committee (so long as such director continues to satisfy the requirements of serving on the QEPM Conflicts Committee set forth in the QEPM Partnership Agreement). For the avoidance of doubt, this Section 5.14 shall not apply to the filling of any vacancies caused by the death, incapacity or resignation of such director in accordance with the provisions of the Governing Documents of QEPM General Partner.
Section 5.15    NYSE Listing. TLLP shall use its commercially reasonable best efforts to have the TLLP Common Units that will be issued as QEPM Consideration pursuant to Section 2.1(c)(i) listed on the NYSE prior to the Closing, subject to official notice of issuance of such TLLP Common Units.
ARTICLE VI
CONDITIONS TO CLOSING
Section 6.1    Conditions to Each Party’s Obligations. The obligation of the parties hereto to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which (other than the condition set forth in Section 6.1(a)) may be waived in writing, in whole or in part, as to a party by such other parties:
(a)    QEPM Limited Partners’ Meeting. Each of the items described in Section 5.4 to be submitted to the Holders of QEPM Units at the QEPM Limited Partners’ Meeting shall have received QEPM Unitholder Approval.
(b)    Approvals. The parties hereto shall have received all other governmental consents and approvals, the absence of which would, individually or in the aggregate, have a QEPM Material Adverse Effect or a TLLP Material Adverse Effect.

(c)    Registration Statement. The Registration Statement shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Entity.
(d)    NYSE Listing. The TLLP Common Units to be issued in the Merger shall have been approved for listing on the NYSE subject to official notice of issuance.
(e)    No Governmental Restraint. No order, decree or injunction of any Governmental Entity shall be in effect, and no Laws shall have been enacted or adopted, that enjoin, prohibit or make illegal the consummation of any of the transactions contemplated by this Agreement, and no action, proceeding or investigation by any Governmental Entity with respect to the Merger or the other transactions contemplated by this Agreement shall be pending that seeks to restrain, enjoin, prohibit or delay consummation of the Merger or such other transactions or to impose any material restrictions or requirements thereon or on the TLLP Parties or the QEPM Parties with respect thereto.
Section 6.2    Conditions to the TLLP Parties’ Obligations. The obligation of the TLLP Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the TLLP Parties (in their sole discretion):
(a)    Representations and Warranties; Performance. (i) The representations and warranties of the QEPM Parties set forth in Article IV, other than as set forth in Sections 4.1(a), 4.2, 4.4, and 4.9, shall be true and correct (without regard to Materiality Requirements therein) as of the date of this Agreement and as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not, in the aggregate, result in a QEPM Material Adverse Effect; (ii) the representations and warranties of the QEPM Parties set forth in Sections 4.1(a), 4.2, 4.4, and 4.9 shall be true and correct as of the date of this Agreement and as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date); (iii) each of the QEPM Parties shall have performed or complied with all agreements and covenants required to be performed by it hereunder that have Materiality Requirements and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it hereunder that are not so qualified; and (iv) TLLP General Partner shall have received a certificate, dated as of the Closing Date, of an executive officer of QEPM General Partner certifying to the matters set forth in this Section 6.2(a).
(b)    Tax Opinion. TLLP shall have received an opinion of Norton Rose Fulbright US LLP or another nationally-recognized tax counsel dated as of the Closing Date in form and substance reasonably satisfactory to TLLP and a copy of which shall have been provided to QEPM to the effect that, for U.S. federal income tax purposes (i) no gain or loss should be recognized by Holders of TLLP Common Units as a result of the Merger (other than any gain resulting from any decrease in partnership liabilities pursuant to Section 752 of the Code), and (ii) 90% or more of the combined gross income of QEPM and TLLP for the most recent four complete calendar quarters ending before the Closing Date for which the necessary financial information is available are from sources treated as “qualifying income” within the meaning of Section 7704(d) of the Code. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the TLLP Parties and the QEPM Parties and any of their respective Affiliates as to such matters as such counsel may reasonably request.
Section 6.3    Conditions to the QEPM Parties’ Obligations. The obligation of the QEPM Parties to proceed with the Closing is subject to the satisfaction on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived in writing, in whole or in part, by the QEPM Parties (in their sole discretion):
(a)    Representations and Warranties; Performance. (i) The representations and warranties of the TLLP Parties set forth in Article III, other than those set forth in Sections 3.1(a), 3.2, 3.4 and 3.9, shall be true and correct (without regard to Materiality Requirements therein) as of the date of this Agreement and as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date), except where the failure of such representations and warranties to be true and correct would not, in the aggregate, result in a TLLP Material Adverse Effect; (ii) the representations and warranties of the TLLP Parties set forth in Sections 3.1(a), 3.2, 3.4 and 3.9 shall be true and correct as of the date of this Agreement and as of the Closing, as if remade on the date thereof (except for representations and warranties made as of a specific date, which shall be true and correct as of such specific date); (iii) each of the TLLP Parties shall have performed or complied with all agreements and covenants required to be performed by it hereunder that have Materiality Requirements and shall have performed or complied in all material respects with all other agreements and covenants required to be performed by it hereunder that are not so qualified; and (iv) QEPM General Partner shall have received a certificate, dated as of the Closing Date, of an executive officer of TLLP General Partner certifying to the matters set forth in this Section 6.3(a).
(b)    Tax Opinion. QEPM shall have received an opinion of Andrews Kurth LLP or another nationally-recognized tax counsel dated as of the Closing Date in form and substance reasonably satisfactory to QEPM and a copy of which shall have been provided to TLLP to the effect that, for U.S. federal income tax purposes, no gain or loss should be recognized by Holders of Non-affiliated QEPM Common Units as a result of the receipt of TLLP Common Units in the Merger (other than any income or gain resulting from (A) any actual or constructive distribution of cash, including as a result of any decrease in partnership liabilities pursuant to Section 752 of the Code; and (B) cash received in lieu of fractional TLLP Common Units pursuant to Section 2.1(e)). In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of the QEPM Parties and the TLLP Parties and any of their respective Affiliates as to such matters as such counsel may reasonably request, including with respect to the classification of each of TLLP and QEPM as a partnership and Merger Sub as disregarded as an entity separate from TLLP for U.S. federal income tax purposes.
Section 6.4    Frustration of Conditions. None of parties to this Agreement may rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was caused by such party’s failure to act in good faith or such party’s failure to observe in any material respect any of its obligations under this Agreement.

ARTICLE VII
EMPLOYEE BENEFITS
Section 7.1    QEPM LTIP. If permitted under the NYSE corporate governance rules with respect to shareholder approval of equity compensation plans and amendments thereto and any other applicable Laws without seeking approval of the Holders of the TLLP Common Units or QEPM Common Units or the imposition of any condition (other than compliance with applicable Securities Act requirements), (i) effective as of the Effective Time, the QEPM LTIP shall continue in effect subject to amendment, termination or suspension in accordance with its terms and applicable Laws; (ii) from and after the Effective Time all references to QEPM Common Units in the QEPM LTIP shall be substituted with references to TLLP Common Units; (iii) the number of TLLP Common Units that will be available for grant and delivery under the QEPM LTIP from and after the Effective Time shall equal the number of QEPM Common Units that were available for grant and delivery under the QEPM LTIP immediately prior to the Effective Time, as adjusted to give effect to the Exchange Ratio; (iv) from and after the Effective Time, awards under the QEPM LTIP may be granted only to those individuals who were eligible to receive awards under the QEPM LTIP as of December 1, 2014 (including any individuals hired on or after December 1, 2014, who would have been eligible for such awards pursuant to the eligibility provisions of the QEPM LTIP as in effect as of December 1, 2014); and (v) no participant in the QEPM LTIP shall have any right to acquire QEPM Common Units under the QEPM LTIP from and after the Effective Time.
ARTICLE VIII
TERMINATION
Section 8.1    Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of the parties hereto.
Section 8.2    Termination by QEPM or TLLP. At any time prior to the Effective Time, this Agreement may be terminated by QEPM or TLLP if:
(a)    the Effective Time shall not have occurred on or before December 31, 2015 (the “Drop-Dead Date”); provided, however, that if the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 6.1(b) and all other conditions set forth in Article VI have theretofore been satisfied or waived or are then capable of being satisfied, the Drop-Dead Date will be February 29, 2016; provided, further, that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available to TLLP if the TLLP Parties fail to perform or observe in any material respect, or to QEPM if the QEPM Parties fail to perform or observe in any material respect, any of their respective obligations under this Agreement in any manner and such failure shall have been the principal cause of, or resulted in, the failure of the Effective Time to occur on or before such date;
(b)    a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action (including the enactment of any statute, rule, regulation, decree or executive order) shall have become final and non-appealable; provided, however, that the Person seeking to terminate this Agreement pursuant to this Section 8.2(b) shall have complied with Section 5.3 and Section 5.6; or
(c)    if the QEPM Unitholder Approval shall not have been obtained at the QEPM Limited Partners’ Meeting (or at any reconvened meeting after an adjournment or postponement thereof).
Section 8.3    Termination by QEPM. This Agreement may be terminated by the QEPM Conflicts Committee on behalf of QEPM at any time prior to the Effective Time:
(a)    (notwithstanding any approval of the unitholders of QEPM) if a TLLP Party shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement such that the condition set forth in Section 6.3(a) cannot be satisfied on or before the Drop‑Dead Date; provided, that the right to terminate this Agreement pursuant to this Section 8.3(a) shall not be available to QEPM if, at such time, the condition set forth in Section 6.2(a) cannot be satisfied;
(b)    if a QEPM Recommendation Change shall have occurred; or
(c)    (notwithstanding any approval of the unitholders of QEPM) if a TLLP Material Adverse Effect shall have occurred.
Section 8.4    Termination by TLLP. This Agreement may be terminated by TLLP at any time prior to the Effective Time:
(a)    (notwithstanding any approval of the unitholders of QEPM) if a QEPM Party shall have breached or failed to perform any of its representations, warranties, covenants or agreements contained in this Agreement such that the condition set forth in Section 6.2(a) cannot be satisfied on or before the Drop‑Dead Date); provided, that the right to terminate this Agreement pursuant to this Section 8.4(a) shall not be available to TLLP if, at such time, the condition set forth in Section 6.3(a) cannot be satisfied;
(b)    if a QEPM Recommendation Change shall have occurred; or
(c)    (notwithstanding any approval of the unitholders of QEPM) if a QEPM Material Adverse Effect shall have occurred.
Section 8.5    Effect of Certain Terminations. In the event of termination of this Agreement pursuant to Article VIII, written notice thereof shall be given to the other Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement, except for Section 5.7, Section 5.8, Article VIII and Article IX, shall forthwith become null and void and there shall be no liability on the part of any party to this Agreement and all rights and obligations of the parties hereto under this Agreement shall terminate, except the provisions of Section 5.7, Section 5.8, Article VIII and Article IX shall survive such termination; provided that nothing herein shall relieve any party hereto from any liability for any intentional or willful and material breach by such party of any of its representations, warranties, covenants or agreements set forth in this

Agreement and all rights and remedies of a nonbreaching party under this Agreement in the case of such intentional or willful and material breach, at law or in equity, shall be preserved.
Section 8.6    Survival. None of the representations, warranties, agreements, covenants or obligations in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Merger, except for those covenants and agreements that, by their terms, apply or are to be performed, in whole or in part, after the Effective Time.
Section 8.7    Enforcement of this Agreement. The parties hereto acknowledge and agree that an award of money damages would be inadequate for any breach of this Agreement by any party and any such breach would cause the non-breaching parties irreparable harm. Accordingly, the parties hereto agree that prior to the termination of this Agreement, in the event of any breach or threatened breach of this Agreement by one of the parties, the parties will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, provided such party is not in material default hereunder. Such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available at law or equity to each of the parties.
Section 8.8    No Waiver Relating to Claims for Fraud/Willful Misconduct. Notwithstanding any provision of this Agreement to the contrary the liability of any party under this Article VIII shall be in addition to, and not exclusive of, any other liability that such party may have at law or in equity based on such party’s (a) fraudulent acts or omissions or (b) willful misconduct. None of the provisions set forth in this Agreement shall be deemed to be a waiver by or release of any party of any right or remedy that such party may have at law or equity based on any other party’s fraudulent acts or omissions or willful misconduct, whether or not such fraud relates to a representation made in this Agreement, nor shall any such provisions limit, or be deemed to limit, (i) the amounts of recovery sought or awarded in any such claim for fraud or willful misconduct, (ii) the time period during which a claim for fraud or willful misconduct may be brought, or (iii) the recourse that any such party may seek against another party with respect to a claim for fraud or willful misconduct.
ARTICLE IX
MISCELLANEOUS
Section 9.1    Notices. Any notice, request, instruction, correspondence or other document to be given hereunder by any party to another party (each, a “Notice”) shall be in writing and delivered in person or by courier service requiring acknowledgment of receipt of delivery or mailed by U.S. registered or certified mail, postage prepaid and return receipt requested, or by telecopier, as follows; provided, that copies to be delivered below shall not be required for effective notice and shall not constitute notice:

If to any of the TLLP Parties, addressed to:

Tesoro Logistics LP
19100 Ridgewood Parkway
San Antonio, TX 78259
Attention: Charles S. Parrish
Vice President and General Counsel
Telecopy: (210) 754-4494

with a copy to:

Norton Rose Fulbright US LLP
2200 Ross Avenue, Suite 2800
Dallas, TX 75201
Attention: Bryn A. Sappington, Daryl Lansdale
Telecopy: (214) 855-8200
If to any of the QEPM Parties, addressed to:

QEP Midstream Partners, LP
19100 Ridgewood Parkway
San Antonio, TX 78259
Attention: Gregory C. King
Chairman of the Conflicts Committee
Telecopy: (210) 754-4494

with a copy to:

Andrews Kurth LLP
600 Travis, Suite 4200
Houston, TX 77002
Attention:    G. Michael O’Leary, Meredith S. Mouer
Telecopy: (713) 238-7130
Notice given by personal delivery, courier service or mail shall be effective upon actual receipt. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient’s normal business hours, or at the beginning of the recipient’s next Business Day after receipt if not received during the recipient’s normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by certified mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.
Section 9.2    Governing Law; Jurisdiction; Waiver of Jury Trial. To the maximum extent permitted by applicable Law, the provisions of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law. Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance upon 6 Del. C. § 2708. Each of the parties hereto irrevocably and unconditionally confirms and agrees that it is and shall continue to be (a) subject to the jurisdiction of the courts of the State of Delaware and of the federal courts sitting in the State of Delaware, and (b) subject to service of process in the State of Delaware. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY (I) CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT LOCATED IN THE STATE OF DELAWARE, INCLUDING THE DELAWARE COURT OF CHANCERY IN AND FOR NEW CASTLE COUNTY (THE “DELAWARE COURTS”) FOR ANY ACTIONS, SUITS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (AND AGREES NOT TO COMMENCE ANY LITIGATION RELATING THERETO EXCEPT IN SUCH COURTS), (II) WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE DELAWARE COURTS AND AGREES NOT TO PLEAD OR CLAIM IN ANY DELAWARE COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM, (III) WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF SUCH PROCESS IS GIVEN AS A NOTICE IN ACCORDANCE WITH SECTION 9.1 OR IN ANY MANNER PRESCRIBED BY THE LAWS OF THE STATE OF DELAWARE.
Section 9.3    Entire Agreement; Amendments and Waivers; Approvals and Consents. This Agreement, the exhibits and schedules hereto and the Support Agreement constitute the entire agreement between and among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between or among the parties in connection with the subject matter hereof except as set forth specifically herein or contemplated hereby. Except as expressly set forth in this Agreement (including the representations and warranties set forth in Articles III and IV), (a) the parties acknowledge and agree that neither the QEPM Group Entities nor any other Person has made, and the TLLP Group Entities are not relying upon, any covenant, representation or warranty, expressed or implied, as to the QEPM Group Entities or as to the accuracy or completeness of any information regarding any QEPM Group Entity furnished or made available to any TLLP Group Entity, (b) the parties hereto acknowledge and agree that, except as set forth in this Agreement, neither the TLLP Group Entities nor any other Person has made, and the QEPM Group Entities are not relying upon, any covenant, representation or warranty, expressed or implied, as to the TLLP Group Entities or as to the accuracy or completeness of any information regarding any TLLP Group Entity furnished or made available to any QEPM Group Entity, and (c) the QEPM Parties and the TLLP Parties shall not have or be subject to any liability to any TLLP Group Entity or any other Person or any QEPM Group Entity or any other Person, as applicable, or any other remedy in connection herewith, based upon the distribution to any TLLP Group Entity or any QEPM Group Entity of, or any TLLP Group Entity’s or any QEPM Group Entity’s use of or reliance on, any such information or any information, documents or material made available to the TLLP Group Parties or QEPM Group Parties, as applicable, in any “data rooms,” “virtual data rooms,” management presentations or in any other form in expectation of, or in connection with, the transactions contemplated hereby. Subject to compliance with applicable Law and except as otherwise set forth in this Agreement, prior to the Closing, any provision of this Agreement may be (1) waived in writing by the party benefited by the provision or (2) amended or modified at any time by an agreement in writing by the parties hereto; provided, however, that, in addition to any other approvals required by the parties’ constituent documents or under this Agreement, the foregoing waivers, amendments or modifications in clauses (1) and (2) are approved by, in the case of waivers, amendments or modifications by any TLLP Party or the TLLP Board, the TLLP Board and, in the case of waivers, amendments or modifications by any QEPM Party or the QEPM Board, the QEPM Conflicts Committee. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the parties hereto. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided. Unless otherwise expressly set forth in this Agreement, whenever a determination, decision, approval or consent of a QEPM Party is required pursuant to or otherwise in connection with this Agreement, such determination, decision, approval or consent must be authorized by both the QEPM Conflicts Committee and the QEPM Board, and shall not require any approval of the Holders of QEPM Units; provided, however, that any determination regarding the pursuit of a claim against any TLLP Party for a breach, or any anticipated or threatened breach, of this Agreement or the Support Agreement by such TLLP Party shall be made by the QEPM Conflicts Committee and shall not require the approval of the Holders of QEPM Units or the QEPM Board.
Section 9.4    Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective permitted successors and assigns, any rights, benefits or obligations hereunder, except (i) as provided in Section 5.10 and (ii) for the right of the Holders of QEPM Units to receive the Merger Consideration (including any Fractional Unit Payment) after the Closing (a claim by the Holders of QEPM Units with respect to which may not be made unless and until the Closing shall have occurred). No party hereto may assign, transfer, dispose of or otherwise alienate this Agreement or any of its rights, interests or obligations under this Agreement (whether by operation of law or otherwise). Any attempted assignment, transfer, disposition or alienation in violation of this Agreement shall be null, void and ineffective.
Section 9.5    Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the fullest extent possible.

Section 9.6    Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

[The remainder of this page is blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers or agents hereunto duly authorized, all as of the date first written above.
TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC, its general partner

By: /S/ PHILLIP M. ANDERSON
Name:    Phillip M. Anderson
Title:    President

TESORO LOGISTICS GP, LLC

By: /S/ PHILLIP M. ANDERSON

Name:	Phillip M. Anderson

Title:	President

QEP FIELD SERVICES, LLC

By: /S/ PHILLIP M. ANDERSON

Name:	Phillip M. Anderson

Title:	President

TLLP MERGER SUB LLC

By: QEP Field Services, LLC, its sole member

By: /S/ PHILLIP M. ANDERSON
Name:    Phillip M. Anderson
Title:    President

Signature Page to Agreement and Plan of Merger

QEP MIDSTREAM PARTNERS, LP

By:	QEP Midstream Partners GP LLC, its general partner

By: /S/ CHARLES S. PARRISH
Name:    Charles S. Parrish
Title: Vice President, General Counsel
and Secretary

QEP MIDSTREAM PARTNERS GP, LLC

By: /S/ CHARLES S. PARRISH

Name:	Charles S. Parrish

Title:	Vice President, General Counsel
and Secretary

Signature Page to Agreement and Plan of Merger